UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12

Korro Bio, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

One Kendall Square, Building 600-700, Suite 6-401

Cambridge, MA 02139

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2024

Dear Stockholders:

You are cordially invited to virtually attend the 2024 annual meeting of stockholders, or the Annual Meeting, of Korro Bio, Inc. The Annual Meeting will be held via the Internet at a virtual audio web conference at https://www.proxydocs.com/KRRO on Tuesday, June 11, 2024 at 1:30 p.m., Eastern time. You must register to attend the meeting online at www.proxydocs.com/KRRO no later than June 10, 2024 at 5:00 p.m. Eastern Time.

Only stockholders who owned shares of our common stock at the close of business on April 12, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.	Election of two Class II directors, Ali Behbahani and Timothy Pearson, nominated by our board of directors, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders;

2.	Approval of an amendment to our Restated Certificate of Incorporation to limit the liability of certain officers as permitted by amendments to Delaware law;

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.	Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during and shortly before the online meeting. In order to attend the meeting and vote your shares electronically during the meeting, you must register in advance at www.proxydocs.com/KRRO prior to the deadline of Wednesday, June 10, 2024 at 5:00 p.m., Eastern time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to attend the Annual Meeting, vote your shares and submit questions. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at www.proxydocs.com/KRRO. The board of directors recommends that you vote “FOR” each of the Class II directors (Proposal 1), “FOR” the amendment of our Restated Certificate of Incorporation (Proposal 2) and “FOR” the ratification of the appointment of the proposed independent registered public accounting firm (Proposal 3) as outlined in the attached proxy statement.

We are pleased to comply with the rules of the Securities and Exchange Commission, or SEC, that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2023, or the 2023 Annual Report. We will mail the Notice of Availability on or about     , 2024, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2023 Annual Report, and a form of proxy card.

Your vote is important regardless of the number of shares you own. Whether or not you expect to virtually attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares prior to the Annual Meeting on the Internet by visiting www.proxypush.com/KRRO, by telephone by calling +1 866-390-5362 and following the recorded instructions, or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting and vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted. Stockholders that hold shares in “street name” must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from their bank, broker or other nominee to vote during the Annual Meeting.

A list of stockholders as of the close of business on the record date will be available for examination by our stockholders of record during the Annual Meeting using the unique link provided via email following the completion of registration. Further information about how to register for the Annual Meeting, attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

By Order of the Board of Directors,

Ram Aiyar, Ph.D.

President and Chief Executive Officer

Cambridge, MA

   , 2024

Important Notice Regarding Internet Availability of Proxy Materials: The attached proxy statement and our 2023 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2023, are available for viewing, printing and downloading at www.proxydocs.com/KRRO. These documents are also available to any stockholder who wishes to receive a paper copy upon written request to Korro Bio, Inc., One Kendall Square, Building 600-700, Suite 6-401, Cambridge, MA 02139. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2023 are also available on the SEC’s website at http://www.sec.gov.

KORRO BIO, INC.

PROXY STATEMENT

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
PROPOSAL NO. 1—ELECTION OF TWO CLASS II DIRECTORS	8
PROPOSAL NO. 2—APPROVAL OF AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION	13
PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024	16
CORPORATE GOVERNANCE	18
EXECUTIVE AND DIRECTOR COMPENSATION	25
TRANSACTIONS WITH RELATED PERSONS	40
PRINCIPAL STOCKHOLDERS	46
DELINQUENT SECTION 16(A) REPORTS	50
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	51
HOUSEHOLDING	52
STOCKHOLDER PROPOSALS FOR OUR 2024 ANNUAL MEETING	53
OTHER MATTERS	54
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF KORRO BIO, INC.

On November 3, 2023, or the Closing Date, we consummated the previously announced business combination, or the Merger, pursuant to that certain Agreement and Plan of Merger, or the Merger Agreement, dated July 14, 2023, by and among our company (formerly known as Frequency Therapeutics, Inc., or Frequency), Frequency Merger Sub, Inc., or Merger Sub, and Korro Bio Inc., or Legacy Korro.

Pursuant to the terms of the Merger Agreement, immediately prior to the effective time of the Merger, each share of Legacy Korro preferred stock was converted into a share of Legacy Korro common stock, and then exchanged in the Merger for shares of Frequency common stock using an exchange ratio of 0.049688, or the Exchange Ratio.

In connection with, and prior to the completion of, the Merger, Frequency effected a one-for-fifty reverse stock split of its then outstanding common stock, or the Reverse Stock Split.

Pursuant to the terms of the Merger Agreement, a business combination between Frequency and Legacy Korro was effected through the merger of Merger Sub with and into Legacy Korro, with Legacy Korro surviving as a wholly owned subsidiary of Frequency. On the Closing Date, Frequency changed its name to Korro Bio, Inc.

Unless the context otherwise indicates, references in this proxy statement to the “Company,” “we,” “our” and “us” refer, collectively, to Korro Bio, Inc., a Delaware corporation, and its consolidated subsidiaries (including Legacy Korro).

One Kendall Square, Building 600-700, Suite 6-401

Cambridge, MA

(617) 468-1999

PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2024

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders of Korro Bio, Inc., or the Annual Meeting, to be held on Tuesday, June 11, 2024 at 1:30 p.m., Eastern time. The Annual Meeting will be held via the Internet at www.proxydocs.com/KRRO. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included in this proxy statement.

The board of directors of Korro is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Korro,” “the Company,” “we,” “us,” “our” and similar terms refer to Korro Bio, Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by following the instructions set forth in this proxy statement.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s, or SEC’s, “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2023, or the 2023 Annual Report. We are sending the Notice of Availability on or about     , 2024, and it contains instructions on how to access those documents over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2023 Annual Report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 11, 2023:

This proxy statement and our 2023 Annual Report are

available for viewing, printing and downloading at www.proxydocs.com/KRRO.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC except for exhibits, will be furnished without charge to any stockholder upon written request to Korro Bio, Inc., One Kendall Square, Building 600-700, Suite 6-401, Cambridge, MA 02139. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2023 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	the election of two Class II directors, Ali Behbahani and Timothy Pearson, nominated by our board of directors, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders;

2.	the approval of an amendment of our Restated Certificate of Incorporation to limit the liability of certain officers as permitted by amendments to Delaware law;

3.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.	the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first four items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of the two nominees to serve as Class II directors on our board of directors, each for a three-year term expiring at the 2027 annual meeting of stockholders;

FOR the approval of the amendment of our Restated Certificate of Incorporation to limit the liability of certain officers as permitted by amendments to Delaware law; and

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2023 Annual Report are available for viewing, printing and downloading on the Internet at www.proxydocs.com/KRRO. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the Notice of Availability.

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date of April 17, 2024 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 17, 2024, there were 8,023,400 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, then you are considered the “stockholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How to Vote” below.

Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials instead of a Full Set of Proxy Materials?

We are pleased to comply with the SEC rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, are sending our stockholders and beneficial owners of our common stock a copy of the Notice of Availability instead of paper copies of this proxy statement, our proxy card, and our 2023 Annual Report. We will send the Notice of Availability on or about     , 2024.

Detailed instructions on how to access these materials via the Internet may be found in the Notice of Availability. This proxy statement and our 2023 Annual Report are available for viewing, printing and downloading on the Internet at www.proxydocs.com/KRRO.

Why is the Annual Meeting a Virtual, Online Meeting?

The Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to safely participate from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.proxydocs.com/KRRO in advance of the meeting. We have designed the virtual annual meeting to provide our stockholders with the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during and shortly before the meeting through the virtual meeting platform.

How to Virtually Attend the Annual Meeting

The Annual Meeting will be a virtual meeting and you may not attend in person. In order to attend the meeting online, you must register in advance at www.proxydocs.com/KRRO prior to the deadline of June 10, 2024 at 5:00 p.m., Eastern time. You may attend the Annual Meeting online by following the instructions that you will receive once your registration is complete.

Online registration for the Annual Meeting will begin on      , 2024, and you should allow ample time for the online registration. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and you will have the ability to submit questions.

Please be sure to following the instructions you will receive once your registration is complete.

The Annual Meeting will start at 1:30 p.m., Eastern time, on June 11, 2024. You may log on to the virtual meeting starting one hour before it begins. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 1:15 p.m., Eastern time, on June 11, 2024. If you encounter any difficulties accessing the virtual Annual Meeting, please contact technical support by following the instructions provided to you upon registration for the Annual Meeting.

How to Vote If you are the stockholder of record of your shares, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting. If you choose to vote by proxy prior to the Annual Meeting, you may do so by telephone, via the Internet or by mail as follows:

•

By Telephone Prior to the Annual Meeting. You may transmit your proxy prior to the Annual Meeting over the phone by calling +1 866-390-5362 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.

•

Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet prior to the Annual Meeting by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you access the website. The website for voting is available at www.proxypush.com/KRRO.

•	By Mail Prior to the Annual Meeting. If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.

•

Online during the Annual Meeting. In order to attend the Annual Meeting online and vote online during the Annual Meeting, you must register in advance at www.proxydocs.com/KRRO prior to the deadline of June 10, 2024 at 5:00 p.m., Eastern time. You may vote your shares online while virtually attending the Annual Meeting by following the instructions found on your Notice, proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email following your registration. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern time on June 10, 2024, and mailed proxy cards must be received by 11:59 p.m. Eastern time on June 10, 2024 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If your shares are held in “street name”, you must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from your bank, broker or other nominee to vote at the Annual Meeting. Only stockholders who have registered to attend the meeting by June 10, 2024 at 5:00 p.m., Eastern time, using the process described above may vote during the meeting. In addition, you will need your control number included on your Notice, proxy card or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.

Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Availability and proxy card contain instructions on how to vote by proxy via the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.

How Do I Submit a Question at the Annual Meeting?

If you wish to submit a question during the Annual Meeting, beginning at 1:15 p.m., Eastern time, on June 11, 2024, you may log into, and submit a question on, the virtual meeting platform using the unique link provided to you via email following the completion of your registration at www.proxydocs.com/KRRO, and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.proxydocs.com/KRRO in advance of the Annual Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

May I See a List of Stockholders Entitled to Vote as of the Record Date?

A list of stockholders as of the close of business on the record date will be available for examination by the stockholders during the Annual Meeting using the unique link provided via email following the completion of registration for the Annual Meeting. In addition, a list of our stockholders of record will be open for examination by any stockholder beginning ten days prior to the Annual Meeting. If you would like to view the list, please contact our corporate secretary to make arrangements by calling (617) 468-1999 or writing to our corporate secretary at One Kendall Square, Building 600-700, Suite 6-401, Cambridge, MA 02139, Attention: Corporate Secretary.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person, or by remote communication, or represented by proxy. Shares that are represented virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting for purposes of determining whether a quorum is present. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.

Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your bank, broker or other nominee submits a proxy for your shares (because the bank, broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Ballot Measures Considered “Discretionary” and “Non-Discretionary”

The election of directors (Proposal No. 1) and the amendment of our Restated Certificate of Incorporation (Proposal No. 2) are considered non-discretionary matters under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 1 and Proposal No. 2.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 3) is a matter considered discretionary under applicable rules. A bank, broker or other nominee generally may exercise discretionary authority and vote on discretionary matters. If they exercise this discretionary authority, no broker non-votes are expected in connection with Proposal No. 3.

Votes Required to Elect a Director, to Approve the Amendment of our Restated Certificate of Incorporation and to Ratify Appointment of Ernst & Young LLP

A nominee will be elected as a director if the nominee receives a plurality of the votes cast by stockholders entitled to vote on the election (Proposal No. 1). Votes withheld and broker non-votes will not be counted as votes cast on Proposal No. 1. Accordingly, votes withheld and broker non-votes will have no effect on the voting on Proposal No. 1.

The amendment of our Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares of common stock outstanding (Proposal No. 2). Abstentions and broker non-votes are counted as votes cast “against” Proposal No. 2.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” such matter (Proposal No. 3). Abstentions and broker non-votes will not be counted as votes cast or voted on Proposal No. 3. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal No. 3.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast online during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy and change your vote before the vote is taken at the Annual Meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above, in each case, prior to the Annual Meeting;

•	by voting online at the Annual Meeting using the procedures described in the “How to Vote” section above; or

•	by delivering a written revocation to our corporate secretary before the Annual Meeting.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares and follow the procedures described in the “How to Vote” section above.

Your virtual attendance at the Annual Meeting, without voting online during the Annual Meeting, will not revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1—ELECTION OF TWO CLASS II DIRECTORS

Our board of directors currently consists of seven members. In accordance with the terms of our restated certificate of incorporation, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are Nessan Bermingham, David L. Lucchino and Rachel Meyers, and their term expires at the annual meeting of stockholders to be held in 2026;

•	the Class II directors are Ali Behbahani and Timothy Pearson, and their term expires at the Annual Meeting; and

•	the Class III directors are Ram Aiyar and Jean-Francois Formela, and their term expires at the annual meeting of stockholders to be held in 2025.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation, as amended, provides that the authorized number of directors may be changed only by resolution of our board of directors, subject to the rights of holders of our preferred stock. Our restated certificate of incorporation, as amended, also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote at an election of directors, and that any vacancy on our board of directors, including newly created directorship in our board of directors, may be filled only by vote of a majority of our directors then in office, in each case subject to the rights of holders of our preferred stock.

Our board of directors has nominated Ali Behbahani and Timothy Pearson for election as Class II directors at the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement as only Class II is up for re-election at the Annual Meeting. Ali Behbahani and Timothy Pearson are both presently directors, and have indicated a willingness to continue to serve as directors, if elected, and management has no reason to believe that such nominees will be unavailable to serve. If elected at the Annual Meeting, each of these nominees would serve until the 2027 annual meeting of stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Nominees for Election as Class II Directors

Biographical information as of April 17, 2024, including principal occupation and business experience during the last five years, for our nominees for election as Class II directors at our Annual Meeting is set forth below.

Ali Behbahani, M.D., M.B.A. Dr. Behbahani has served on the Board since completion of the Merger, and previously served as a member of Legacy Korro’s board of directors since August 2019. Dr. Behbahani joined New Enterprise Associates, Inc., or NEA, in 2007 and is a General Partner on the healthcare team. He previously held positions at The Medicines Company, Morgan Stanley Venture Partners and Lehman Brothers. Dr. Behbahani has served as a member of the board of directors of Monte Rosa Therapeutics, Inc. (Nasdaq:GLUE) since April 2020, Black Diamond Therapeutics (Nasdaq:BDTX) since December 2018, Nkarta, Inc. (Nasdaq:NKTX) since August 2015, CRISPR Therapeutics AG (Nasdaq:CRSP) since April 2015, Arcellx, Inc. (Nasdaq:ACLX) since February 2015, Adaptimmune Therapeutics Plc (Nasdaq:ADAP) since September 2014, CVRx, Inc. (Nasdaq:CVRX) since July 2013, Minerva Surgical, Inc. (Nasdaq:UTRS) since May 2011, and was on the board of Nevro Corp. (NYSE:NVRO) from August 2014 to March 2019, Genocea Biosciences (Nasdaq:GNCA) from February 2018 to May 2022, and Oyster Point Pharma (Nasdaq:OYST) from July 2017 to January 2023. He also serves on a number of private company boards. Dr. Behbahani holds a B.S. in biomedical engineering, electrical engineering and chemistry from Duke University, an M.B.A. from the Wharton School of the University of Pennsylvania and an M.D. from the University of Pennsylvania School of Medicine. We believe Dr. Behbahani is qualified to serve on the Board because of his extensive experience as a public company director and investor in the biotech industry.

Timothy R. Pearson. Mr. Pearson has served on the Board since completion of the Merger, and has served as the Chief Executive Officer of Carrick Therapeutics, a privately held oncology company, since July 2019. Mr. Pearson served as an Executive Vice President and the Chief Financial Officer of TESARO, Inc., an oncology-focused biopharmaceutical company, from 2014 until its acquisition by GlaxoSmithKline in February 2019. He served as an Executive Vice President, Chief Financial Officer and Treasurer of Catalyst Health Solutions, a publicly held pharmacy benefit management company, from 2011 until its acquisition by SXC Health Solutions in 2012. Prior to joining Catalyst Health Solutions, Mr. Pearson served as the Chief Financial Officer and Executive Vice President of MedImmune, Inc. Mr. Pearson has served on the board of directors of GlycoMimetics, Inc. (Nasdaq:GLYC) since 2014 and as its chairperson since 2019. He previously served on the board of directors of Ra Pharmaceuticals, Inc., a publicly held biopharmaceutical company until its acquisition by UCB in April 2020. Mr. Pearson is a Certified Public Accountant and holds dual B.S. degrees in business administration from the University of Delaware and in accounting from the University of Maryland, University College, as well as an M.S. degree in finance from Loyola College. We believe Mr. Pearson is qualified to serve on the Board because of his experience in the biopharmaceutical industry and his expertise in accounting and finance, strategic planning and leadership of complex organizations, and human capital management.

Our board of directors unanimously recommends voting “FOR” the election of Ali Behbahani and Timothy Pearson as Class II directors for a three-year term ending at the annual meeting of stockholders to be held in 2027.

Directors Continuing in Office

Biographical information as of April 17, 2024, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Ram Aiyar, Ph.D., M.B.A. Dr. Aiyar has served as our Chief Executive Officer and a director since completion of the Merger. Dr. Aiyar previously served as Chief Executive Officer and as a director of Legacy Korro since November 2020, and has served as its President since November 2021. Prior to joining Legacy Korro, Dr. Aiyar co-founded Corvidia Therapeutics, Inc. and most recently served its as Chief Financial Officer from January 2020 to November 2020 and Executive Vice President, Corporate and Business Development from February 2016 to November 2020. Prior to that, Dr. Aiyar held leadership roles in corporate development, product development, management, research, finance and strategy at BeneVir BioPharma, Inc., BioHealth Innovation, Inc., FlowMetric, Inc., Sofinnova Partners, J.P. Morgan Chase and Johnson & Johnson Pharmaceuticals (NYSE:JNJ). Dr. Aiyar is a co-founder and director of Protean Bio, Inc., a director of Triveni Bio, Inc. and a past director of Avidea Technologies, Inc. Dr. Aiyar holds an M.B.A. in finance and business strategy from INSEAD (France/Singapore), an M.S. in computer engineering and a Ph.D. in electrical and computer engineering from Drexel University, and a B.E. in electronics engineering from Mumbai University. We believe Dr. Aiyar is qualified to serve on the Board because of his significant operational and senior management experience in the biopharmaceutical industry.

Nessan Bermingham, Ph.D. Dr. Bermingham, one of Legacy Korro’s co-founders, has served as Chairperson of the Board since completion of the Merger, and previously served as Legacy Korro’s Chairman and on its board of directors since November 2021, and previously served as its President and Executive Chairman from November 2018 to November 2021. Dr. Bermingham has been an Operating Partner at Khosla Ventures since

December 2021 and has served as Interim Chief Executive Officer of Everyone Medicines since October 2022. Previously, he co-founded and served as President and Chief Executive Officer of Triplet Therapeutics from November 2018 until July 2021. Dr. Bermingham was also a Venture Partner at Atlas Venture from February 2018 until July 2021. Dr. Bermingham also served as Interim Chief Executive Officer of Liberate Bio from October 2022 until February 2023. Prior to that role, Dr. Bermingham co-founded and served as President and Chief Executive Officer of Intellia Therapeutics (Nasdaq:NTLA) from 2014 to 2017. Dr. Bermingham currently serves on the boards of directors of a number of private companies and previously served on the board of Xilio Therapeutics (Nasdaq:XLO). He also previously served as the chair of the board of F-Star Therapeutics prior to its reverse merger and subsequent to its acquisition as a public company, and served on the boards of several private companies. Dr. Bermingham holds a bachelor’s degree in genetics from Queen’s University Belfast and a Ph.D. in molecular biology from Imperial College London, and was a Howard Hughes Associate Fellow at Baylor College of Medicine. We believe Dr. Bermingham is qualified to serve on the Board because of his significant leadership and investment experience in the biotech industry.

Jean-Francois Formela, M.D., M.B.A. Dr. Formela, one of Legacy Korro’s co-founders, has served as a member of the Board since completion of the Merger, and previously served on Legacy Korro’s board of directors since November 2018. Dr. Formela is currently a partner at Atlas Venture, a life sciences-focused venture capital firm, which he joined in 1993. Dr. Formela is a co-founder and director of IFM Therapeutics, and serves as a director of Ikena Oncology, Inc. (Nasdaq:IKNA), as well as a director of the following private companies: Scorpion Therapeutics, Inc., Sail Bio, Inc., Triveni Bio, Inc. and Travin Bio, Inc. Dr. Formela also previously served as a director of Intellia Therapeutics, Inc. (Nasdaq:NTLA), Spero Therapeutics (Nasdaq:SPRO) and several private companies. Dr. Formela is a member of the Mass General Brigham Innovation Advisory Board and a former trustee of the Boston Institute of Contemporary Art. Dr. Formela began his career as a physician practicing emergency medicine at Necker University Hospital in Paris. He holds an M.D. from the Paris University School of Medicine and an M.B.A. from Columbia University. We believe Dr. Formela’s experience as an investor and board member in the life sciences industry, as well as his scientific and medical knowledge, provides him with the qualifications and skills to serve on the Board.

David L. Lucchino previously served as our President and Chief Executive Officer through completion of the Merger and has also served on the Board, each since November 2014 and was a co-founder of Frequency with Dr. Robert S. Langer and Dr. Christopher R. Loose. From December 2014 until June 2016, Mr. Lucchino served as the President of Entrega Bio, a biotechnology company focused on oral drug delivery technology. Prior to that, Mr. Lucchino cofounded Semprus BioSciences, or Semprus, a biotechnology company, and served as its President and Chief Executive Officer from June 2007 to June 2012. Mr. Lucchino oversaw the development of Semprus’ lead medical product, which received FDA clearance in 2012. Semprus was acquired by Teleflex, Inc., or Teleflex, in June 2012. Prior to Semprus, Mr. Lucchino worked at the investment firm Polaris Partners. He started his biotech career by Co-Founding LaunchCyte, an investment firm where he was also a Managing Director. Mr. Lucchino is the past chairman of the board of directors of MassBio, a nonprofit organization that represents over 1,500 life science firms and provides services and support for the biotechnology industry in Massachusetts. He is a member of the College of Fellows of the American Institute for Medical and Biological Engineering and was appointed by Massachusetts’ Governor Charlie Baker as a member of the Commonwealth’s STEM Advisory Council. Mr. Lucchino also served as a trustee of Mt. Auburn Hospital, a Harvard Medical School facility for fifteen years, a trustee of the Multiple Myeloma Research Foundation, and a member of the Board of NOLS (The National Outdoor Leadership School). Mr. Lucchino holds an MBA from the Massachusetts Institute of Technology’s Sloan School of Management, an M.S. from the Newhouse School of Journalism at Syracuse University, and a B.A. in Philosophy and Religious Studies from Denison University. We believe Mr. Lucchino is qualified to continue to serve on the Board because of his extensive management experience in the biotechnology and pharmaceutical industry.

Rachel Meyers, Ph.D. Dr. Meyers has served as a member of the Board since November 2023. Dr. Meyers previously served as the Founder and Chief Scientific Officer at Faze Medicines, Inc. from June 2020 to January 2023. Prior to Faze Medicines, Dr. Meyers served as Entrepreneur-in-Residence at Third Rock Ventures. She

also spent over 13 years at Alynlam Pharmaceuticals, Inc. from April 2003 to November 2016 and remains an active member of the scientific advisory board. Dr. Meyers also serves on several scientific advisory boards, including the National Advisory Board on Innovation and Entrepreneurship through the Department of Commerce. Rachel is listed as an inventor on many patents and patent applications, and has numerous peer-reviewed publications. Dr. Meyers completed her postdoctoral training at Harvard Medical School in the field of signal transduction and received her Ph.D. at the Massachusetts Institute of Technology in the field of in vitro transcription. We believe Dr. Meyers’ extensive experience in the biotech industry and her expertise in drug discovery and development, including in RNA-based medicines, provide her with the qualifications and skills to serve on the Board.

Executive Officers Who Are Not Directors

Biographical information as of April 17, 2024 for our executive officers who are not directors is listed below.

Vineet Agarwal, M.B.A. Mr. Agarwal served as Chief Financial Officer since the Merger and previously served as Chief Financial Officer of Legacy Korro since May 2021. Prior to joining Korro Bio, Mr. Agarwal joined J.P. Morgan Chase & Co. In 2007 and advised healthcare companies on merger & acquisitions, capital raising and strategic initiatives. Mr. Agarwal served as Executive Director, Biotech Investment Banking at J.P. Morgan Chase & Co. from January 2019 until May 2021 and as Vice President, Biotech Investment Banking from January 2016 until January 2019. Mr. Agarwal previously served in numerous leadership roles at J.P. Morgan Chase & Co. across different countries. Mr. Agarwal holds an M.B.A. from the Institute of Management Technology, India, and a Bachelor’s degree in finance from Shri Ram College of Commerce, India.

Todd Chappell, M.B.A. Mr. Chappell has served as Chief Operating Officer since the Merger and previously served as Chief Operating Officer of Legacy Korro since August 2023 and previously served as Senior Vice President, Strategy and Portfolio Planning of Korro Bio from March 2021. Before joining Korro Bio, Mr. Chappell served as Chief Executive Officer of Rasio Therapeutics, Inc. from June 2019 until March 2021. Prior to this role, he served as Chief Executive Officer of Perceptive Navigation, LLC from June 2015 until May 2019. Mr. Chappell previously managed a portfolio of start-up pharmaceutical and medical device companies as an entrepreneur-in-residence at BioHealth Innovation, Inc. Prior to that, Mr. Chappell was a Vice President of Operations at Shape Pharmaceuticals, Inc., a portfolio company of HealthCare Ventures, LLC, where he oversaw all day-to-day operations for the development of a novel HDAC inhibitor for cutaneous t-cell lymphoma. Prior to this role, Mr. Chappell was an Executive Director of New Products at CombinatoRx, Inc., where he led the advancement of three programs from assay stage into human clinical studies. Mr. Chappell holds an M.B.A. from Boston University and a B.S. in biology from the University of California, Los Angeles.

Steve Colletti, Ph.D. Dr. Colletti served as Chief Scientific Officer since the Merger and previously served as Chief Scientific Officer of Legacy Korro since February 2023. Dr. Colletti most recently served as Senior Vice President of Drug Discovery Research and Development at Zymergen, Inc. from May 2021 to January 2023. Prior to this role, he served as Chief Scientific Officer of Lodo Therapeutics from March 2020 to May 2021 and as Senior Vice President, Head of Research and Development from September 2018 to March 2020. He previously held multiple leadership roles at Merck (NYSE:MRK), including in small molecule, natural products, oligonucleotide, peptide and fusion protein bioconjugate drug discovery, targeting programs in cardiovascular and respiratory disease, diabetes and obesity, immunological disorders, infectious diseases, neuroscience and oncology. Also at Merck, Dr. Colletti built and led the RNA Therapeutics Medicinal Chemistry department and was a core member of multiple development teams responsible for discovering more than a dozen preclinical candidates and advancing them to clinical development. Dr. Colletti is an inventor and author of over 130 patents and publications. Dr. Colletti holds a Ph.D. in chemistry from Boston University and a B.S. in chemistry from Loyola University, and was a National Institutes of Health postdoctoral fellow in chemistry at the Scripps Research Institute.

Shelby J. Walker, M.S., J.D. Ms. Walker has served as Senior Vice President, General Counsel and Corporate Secretary since the Merger and previously served as Senior Vice President, General Counsel and Corporate

Secretary of Legacy Korro since May 2023. Ms. Walker most recently served as Senior Vice President and Head of Intellectual Property at CRISPR Therapeutics (Nasdaq:CRSP) from March 2018 to April 2023. She previously served as General Counsel at Ginkgo Bioworks, a synthetic biology company, from May 2016 to March 2018. Prior to this role, she served as Vice President, Associate General Counsel and Chief Intellectual Property Counsel at Dyax Corporation, and previously held intellectual property leadership roles at Novo Nordisk (NYSE:NVO) and ZymoGenetics. Ms. Walker holds a J.D. and L.L.M. in intellectual property law from the University of New Hampshire School of Law, master’s degrees in biotechnology and regulatory science from Johns Hopkins University, and a B.S. in biotechnology from Worcester Polytechnic Institute.

There is no arrangement or understanding between any of our directors or executive officers and any other person or persons pursuant to which he or she was or is to be selected as a director or executive officer.

PROPOSAL NO. 2—APPROVAL OF AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

Background

The State of Delaware, which is our state of incorporation, enacted legislation in 2022 that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law, or DGCL. As amended, DGCL Section 102(b)(7) now permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class action. It does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

Our board of directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, our board of directors took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers that would be affected, and the benefits our board of directors believes would accrue to our company by providing exculpation in accordance with amended DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.

Our board of directors balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of our company and our stockholders to amend the current exculpation and liability provisions in Article SEVENTH of our Restated Certificate of Incorporation, or the Certificate of Incorporation, to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to our Certificate of Incorporation as the “Charter Amendment” in this proxy statement.

Text of Proposed Charter Amendment

The Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure we are able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to amend Article Seventh of the Certificate of Incorporation so that it would state in its entirety as follows:

“SEVENTH: Limitation of liability shall be provided as follows:

1. Directors. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

2. Officers. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of officers for breaches of fiduciary duty, no officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as an officer, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any officer of the Corporation for or with respect to any acts or omissions of such officer occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. For purposes of this Article SEVENTH, “officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).”

The proposed Certificate of Amendment to the Certificate of Incorporation (referred to in this Proposal No. 2 as the “Certificate of Amendment”) reflecting the foregoing Charter Amendment is attached as Appendix A to this proxy statement.

Reasons for the Proposed Charter Amendment

Our board of directors believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, particularly in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of our company.

For the reasons stated above, on March 21, 2024, our board of directors determined that the proposed Charter Amendment is advisable and in the best interest of our company and our stockholders and authorized and approved the proposed Charter Amendment and directed that it be considered at the Annual Meeting. Our board of directors believes the proposed Charter Amendment would better position us to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors.

The proposed Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

Timing and Effect of the Charter Amendment

If the proposed Charter Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the replacement of the existing Article Seventh by the proposed Article Seventh, the remainder of the Certificate of Incorporation will remain unchanged after effectiveness of the Charter Amendment. If the proposed Charter Amendment is not approved by our stockholders, the Certificate of Incorporation will remain unchanged. In accordance with the DGCL, our board of directors may elect to abandon the proposed Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Charter Amendment.

Our board of directors unanimously recommends voting “FOR” Proposal No. 2 to approve the amendment of our Restated Certificate of Incorporation to limit the liability of certain officers as permitted by amendments to Delaware law.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. RSM US LLP, or RSM, served as the independent registered public accounting firm for Frequency prior to the Merger. RSM was informed that it would be replaced by Ernst & Young LLP as our independent registered public accounting firm following the Merger. Ernst & Young LLP has served as the independent registered public accounting firm of Legacy Korro since 2020.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Ernst & Young LLP is expected to virtually attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from our stockholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2023 and 2022.

Fee Category	2023	2022
Audit fees(1)	$1,435,406	$191,007
Audit related fees	—	—
Tax fees(2)	$14,060	$13,390
All other fees(3)	3,600	3,500

Total fees	$1,453,066	$207,897

(1)

“Audit fees” consist of fees for the audit of our annual financial statements, review of the interim financial statements included in our quarterly reports on Form 10-Q, registration statements on Form S-4, registration statements on Form S-3, registration statements on Form S-1, registration statements on Form S-8 and other professional services provided in connection with financings and other regulatory filings.

(2)	“Tax fees” consist of fees for professional services, including tax compliance, tax advice and tax planning.
(3)	“All other fees” consist of fees paid to access Ernst & Young LLP publications and on-line subscriptions/content.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2023 and 2022 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Our board of directors unanimously recommends voting “FOR” Proposal No. 3 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee- recommended nominee for a position on our board of directors are as follows:

•	High standards of personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of members of the existing Board;

•	The ability to assist and support management and make significant contributions to the Company’s success; and

An understanding of the fiduciary responsibilities required of a director and a commitment to devote the time and energy necessary to perform those responsibilities.

The nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals for our 2025 Annual Meeting.”

Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder- recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, among other things, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2024, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Aiyar and Mr. Lucchino, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Aiyar is not an independent director under these rules because he is our president and chief executive officer and Mr. Lucchino is not an independent director under these rules because he is our former president and chief executive officer.

There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the audit committee, compensation committee and nominating and corporate governance committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, the compensation committee and the nominating and corporate governance committee is posted on the “Governance Overview” section of the “Investor Relations” section of our website, which is located at www.korrobio.com. Our board of directors also appoints from time to time ad hoc committees to address specific matters.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee’s responsibilities will include:

•	appointing, approving the compensation of, and assessing the independence of, our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

The audit committee consists of Timothy Pearson, Nessan Bermingham and Jean-Francois Formela. Our audit committee met six times during 2023. Timothy Pearson is the chair of the audit committee and is a financial expert under the rules of the SEC. To qualify as independent to serve on our audit committee, listing standards of Nasdaq and the applicable SEC rules require that a director not accept any consulting, advisory or other compensatory fee from us, other than for service as a director, or be an affiliated person of us. We believe that the composition of the audit committee complies with the applicable requirements of the rules and regulations of Nasdaq and the SEC.

Compensation Committee

Our compensation committee will oversee policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and, based on such evaluation, recommending to the board of directors the cash compensation of our Chief Executive Officer;

•	determining the cash compensation of our other executive officers;

•	overseeing and administering our compensation and similar plans;

•

reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and approving the grant of equity-based awards;

•	reviewing and recommending to the board of directors the compensation of our directors; and

•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement.

The compensation committee consists of Nessan Bermingham, Ali Behbahani and Timothy Pearson. Nessan Bermingham is the chair of the compensation committee. Our compensation committee met three times during 2023. Each member of our compensation committee is a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of Nasdaq. We believe that the composition of the compensation committee complies with the applicable requirements of the rules and regulations of Nasdaq.

Nominating and Corporate Governance Committee

The nominating and corporate governance responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and recommending to the board of directors appropriate corporate governance guidelines; and

•	overseeing the evaluation of the board of directors.

The nominating and corporate governance committee consists of Ali Behbahani, Jean-Francois Formela and Rachel Meyers. Our nominating and corporate governance committee did not meet in 2023. Ali Behbahani is the chair of the nominating and corporate governance committee. We believe that the composition of the nominating and corporate governance committee meets the requirements for independence under, and the functioning of such nominating and corporate governance committee complies with, any applicable requirements of the rules and regulations of Nasdaq.

Board Diversity

We believe that it is important that our board of directors reflects the diversity of employees and the communities that we serve. Diversity is a factor that our nominating and corporate governance committee considers when identifying nominees to serve as directors. As required by rules of the Nasdaq Stock Market, we are providing information about the gender and demographic diversity of our directors in the format required by Nasdaq rules.

The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification as of     , 2024. Directors who indicated that they preferred not to answer a question are shown as “did not disclose gender” or “did not disclose demographic background” below.

Board Diversity Matrix as of , 2024
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6

Part II: Demographic Background
African American
Alaskan Native
Asian		2
Black
Hispanic
Latino
Native American
Native Hawaiian
Pacific Islander
White	1	2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background		2

Board of Director Meetings and Attendance

Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met 16 times during 2023. During 2023, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted an amended and restated code of business conduct and ethics for directors, officers, and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at https://ir.korrobio.com/corporate-governance/governance-overview. We will promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver. Stockholders may request a free copy of the Code of Business Conduct and Ethics from our Corporate Secretary, c/o Korro Bio, Inc., One Kendall Square, Building 600-700, Suite 6-401 Cambridge, MA 02139.

Compensation Recovery Policy

In accordance with the requirements of the SEC and Nasdaq listing rules, our board of directors adopted a compensation recovery policy on November 3, 2023, effective as of October 2, 2023. The compensation recovery policy provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements..

Board Leadership Structure and Oversight of Risk

We currently separate the roles of chief executive officer and chairman of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairman of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Separating the duties of the chair from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chair to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chair runs meetings of our independent directors, facilitates communications between management and the board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance. Although the roles of chair and chief executive officer are currently separate, our nominating and corporate governance committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Our board of directors is actively involved in oversight of risks that could affect us. Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board of directors and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy expressly prohibits all of our employees, including our executive officers, and our directors from engaging in any short sale of our securities, or buying or selling puts, calls, other derivative securities of ours or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engage in any other hedging transaction with respect to our securities. Our insider trading policy also expressly prohibits such persons from borrowing against our securities held in a margin account, or pledging our securities as collateral for a loan.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

Korro Bio, Inc.

One Kendall Square, Building 600-700, Suite 6-401

Cambridge, Massachusetts 02139

Attention: Board of Directors

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may be submitted in writing online at https://www.whistleblowerservices.com/korrobio or to our general counsel at One Kendall Square, Building 600-700, Suite 6-401, Cambridge, Massachusetts 02139 or via the toll-free telephone number 833-257-3374.

EXECUTIVE AND DIRECTOR COMPENSATION

On November 3, 2023, Frequency completed the Merger with Legacy Korro. At the effective time of the Merger, the management of Frequency was replaced with the management of Legacy Korro. Unless otherwise indicated, the disclosures in this section regarding Frequency’s common stock or securities convertible into common stock for periods or as of a date that precedes the closing of the Merger have been adjusted to give effect to the Reverse Stock Split, and the disclosures in this section regarding Legacy Korro’s common stock or securities convertible into Legacy Korro’s common stock for periods or as of a date that precedes the closing of the Merger have been adjusted to give effect to the Exchange Ratio and the Reverse Stock Split.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future could vary significantly from our historical practices and currently planned programs summarized in this discussion.

Executive Compensation Overview

This section discusses the material components of the executive compensation program for our named executive officers, which consists of (i) any person who served as our principal executive officer during any part of 2023, (ii) our two most highly compensated executive officers (other than our principal executive officers) who were serving as executive officers on December 31, 2023, and (iii) one additional individual who would have been under clause (ii) but for the fact that he was not serving as an executive officer on December 31, 2023. In 2023, our named executive officers were:

•	Ram Aiyar, Ph.D., our Chief Executive Officer and President;

•	David L. Lucchino, our former President and Chief Executive Officer;

•	Vineet Agarwal, our Chief Financial Officer;

•	Steven Colletti, Ph.D., our Chief Scientific Officer; and

•	Christopher R. Loose, Ph.D., our former Chief Scientific Officer.

2023 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to our named executive officers for services during 2023.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Ram Aiyar	2023	498,487		—		—		2,013,364	336,479	9,900	(4)	2,858,230
Chief Executive Officer and President	2022	472,500		—		—		546,835	170,100	7,110		1,196,545
David L. Lucchino	2023	558,767	(6)	—		1,338,400		—	—	1,981,098	(7)	3,878,265
Former President and Chief Executive Officer(5)	2022	630,000		—		1,209,000		927,028	378,000	15,250		3,159,278
Vineet Agarwal	2023	426,484		250,000	(8)	—		511,121	125,386	9,900	(4)	1,322,891
Chief Financial Officer	2022	404,250		—		—		88,676	127,339	8,743		629,008
Steven Colletti
Chief Scientific Officer(9)	2023	361,667	(6)	—		—		1,087,385	151,269	47,047	(10)	1,647,368
Christopher R. Loose	2023	294,211	(6)	—		533,358	(12)	—	—	752,905	(13)	1,580,474
Former Chief Scientific Officer(11)	2022	480,344		—		604,500		226,580	192,138	15,250		1,518,812

1.

Amounts represent the aggregate grant date value of the RSUs granted to our named executive officers during the applicable year, computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair values of the RSUs reported in this column are set forth in Note 11 of our financial statements included in our 2023 Annual Report. These amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the economic value that may be received by our named executive officers upon vesting and settlement of such awards or any sale of the shares of our common stock received.

2.

Amounts represent the aggregate grant date fair value of the stock option awards granted to our named executive officers during the applicable fiscal year, computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock option awards reported in this column are set forth in Note 11 of our financial statements included in our 2023 Annual Report. The amounts reported in this column reflect the accounting cost for these stock option awards and do not correspond to the actual economic value that may be received by our named executive officers upon the exercise of the stock option awards or any sale of the underlying shares of our common stock.

3.

Amounts represent cash incentive compensation awarded in recognition of individual and/or company performance under our annual incentive compensation program. Refer to “—2023 Bonuses” below for additional information.

4.	Amount reported represents matching contributions to the named executive officer’s 401(k) account.
5.	Mr. Lucchino’s employment terminated in connection with the Merger but he continues to provide services to us as a non-employee member of our board.
6.	Amount reported reflects the prorated base salary for the named executive officer’s partial year of service with us during the applicable year.
7.

The amount reported represents severance paid to Mr. Lucchino in connection with his termination of employment in the amount of $1,958,224, comprised of $992,250, which represents 18 months of Mr. Lucchino’s 2023 base salary, $333,833, which represents Mr. Lucchino’s prorated annual bonus for the 2023 fiscal year, $396,900, which represents Mr. Lucchino’s target annual bonus for the 2023 fiscal year, $61,473 in company-paid COBRA premiums, and $173,768, which represents the value of the accelerated vesting of Mr. Lucchino’s equity awards in connection with his termination of employment as well as $16,500 in matching contributions made by us under the Frequency 401(k) plan and $6,374, the compensation earned by Mr. Lucchino for services on our board of directors after the Merger.

8.	Amount represents a transaction bonus awarded in connection with the completion of the Merger.
9.	Dr. Colletti was not a named executive officer for 2022.

10.

Amount represents $9,713 in matching contributions made by us under our 401(k) retirement plan and reimbursement of $37,334 for expenses incurred in connection with travel to work at our offices and housing in the greater Boston, Massachusetts area.

11.	Dr. Loose departed our company in connection with the Merger.
12.

Amount reported includes $31,458, which represents the incremental fair value, computed in accordance with FASB ASC Topic 718, related to the amendment of Dr. Loose’s RSUs in 2023 to accelerate the vesting of such RSUs in connection with termination of Dr. Loose’s employment.

13.

The amount reported represents severance paid to Dr. Loose in connection with his termination of employment in the amount of $736,405, comprised of $504,361 of continued base salary payments, $201,744, which represents Dr. Loose’s target annual bonus for the 2023 fiscal year, and $30,300 in company-paid COBRA premiums as well as $16,500 in matching contributions made by us under the Frequency 401(k) plan.

Narrative Disclosure to the 2023 Summary Compensation Table

Prior to the Merger, our compensation committee reviewed compensation annually for all employees, including our executive officers. Following the Merger, our compensation committee anticipates annually reviewing the compensation of our employees, including our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executive officers, individual performance as compared to our expectations and objectives, internal equity, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to us. We target a general competitive position and consider independent third-party benchmark analytics to determine the mix of compensation of base salary, bonus and long-term incentives.

Our compensation committee is primarily responsible for determining the compensation for our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer. For the Chief Executive Officer, our compensation committee determines and approves the compensation, or upon request of the board of directors, recommends our Chief Executive Officer’s compensation for approval by our board of directors. Our compensation committee may delegate certain authorities to an officer of our company and has delegated to our Chief Executive Officer the authority to make certain equity award grants to employees (other than our executive officers), within specified limits approved by the compensation committee. Our compensation committee has the authority to engage the services of a consulting firm or other outside advisor to assist it in designing our executive compensation programs and in making compensation decisions. During 2023, the compensation committee retained the services of Alpine Rewards LLC, or Alpine, as its external compensation consultant to advise on executive compensation matters including our overall compensation program design and collection of market data to inform our compensation programs for our executive officers and members of our board of directors. Alpine reports directly to our compensation committee. Our compensation committee annually assesses its independence consistent with Nasdaq listing standards and concluded that the engagement of such consultant did not raise any conflict of interest.

2023 Base Salaries

Each of the named executive officers’ base salary is a fixed component of annual compensation for performing specific duties and functions. Base salaries are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For the fiscal year ended December 31, 2023, the annual base salaries for Dr. Aiyar, Mr. Lucchino (prior to termination of his employment), Mr. Agarwal, Dr. Colletti, and Dr. Loose (prior to termination of his employment) were $498,487, $661,500, $426,484, $420,000, and $504,361, respectively.

2023 Annual Bonuses

During the year ended December 31, 2023, Dr. Aiyar, Mr. Lucchino (prior to termination of his employment), Mr. Agarwal, Dr. Colletti, and Dr. Loose (prior to termination of his employment), were each eligible to earn an annual bonus based on their individual performance and/or our performance as a company. For the year ended December 31, 2023, the target annual bonuses for Dr. Aiyar, Mr. Lucchino (prior to termination of his employment), Mr. Agarwal, Dr. Colletti, and Dr. Loose (prior to termination of his employment) were equal to 45%, 60%, 35%, 35%, and 40%, respectively, of their applicable annual base salaries.

Equity Incentive Compensation

Although neither Legacy Korro nor Frequency had a formal policy with respect to the grant of equity incentive awards to its executive officers, we believe that equity awards provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and stockholders. In addition, we believe that equity awards with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the applicable vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them. In 2023, we granted options and RSUs to our named executive officers, as described in more detail in the “—Outstanding Equity Awards at Fiscal 2023 Year-End” table below.

Perquisites

We generally do not provide perquisites to our employees, other than certain de minimis perquisites available to all of our employees, including our named executive officers. However, pursuant to his employment agreement with us, Dr. Colletti is also entitled to reimbursement (i) for reasonable expenses incurred in connection with travel to work at our offices and (ii) up to $4,000 per month for housing in the greater Boston, Massachusetts area.

401(k) Plan

We maintain the Korro Bio 401K Retirement Plan, a tax-qualified retirement plan that provides eligible employees, including the named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual limits under the Code. Participants’ pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Participants are immediately and fully vested in their contributions. We match each participant’s contribution up to a maximum of 3% of his or her eligible compensation with participants vesting immediately and fully in such matching contributions. Our 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

Prior to the consummation of the Merger, Frequency maintained a 401(k) retirement savings plan, or the Frequency 401(k) Plan, for Frequency employees. Prior to their respective terminations, Mr. Lucchino and Dr. Loose were eligible to participate in the Frequency 401(k) Plan on the same terms as other full-time Frequency employees. Under this plan, Frequency matched 100% of the first 5% of participants’ contributions.

Prior Offer Letters and Employment Agreements

Legacy Korro previously entered into offer letters or employment agreements with Dr. Aiyar, Mr. Agarwal and Dr. Colletti and Frequency previously entered into employment agreements with Mr. Lucchino and Dr. Loose, which were in effect in 2023 prior to the Merger and are described below. We entered new agreements with certain of our named executive officers following the Merger, as described further below.

Ram Aiyar

On October 13, 2020, Legacy Korro entered into an offer letter with Dr. Aiyar, or the Aiyar Offer Letter. The Aiyar Offer Letter sets forth his initial annual base salary of $450,000, initial target bonus opportunity equal to 40% of Dr. Aiyar’s annual base salary, initial equity grant, and his eligibility to participate in our employee benefit plans generally.

The Aiyar Offer Letter provided that in the event that Dr. Aiyar’s employment was terminated by Legacy Korro without “cause” or by him for “good reason” (as such terms are defined in the Aiyar Offer Letter), in either case within three months before or 12 months following a change in control, or the Aiyar Change in Control Period, subject to Dr. Aiyar’s signing and complying with a separation agreement and release, Dr. Aiyar would be entitled to the following severance benefits: (i) a lump sum cash payment equal to sum of (x) 12 months of his then-current base salary (or the base salary in effect immediately prior to the change in control, if higher), plus (y) 100% of Dr. Aiyar’s target annual bonus for the year of termination, without regard to whether the metrics had been established or achieved for such year; (ii) if Dr. Aiyar elected COBRA health continuation, a monthly payment to the group health plan provider or the COBRA provider for up to 12 months, and (iii) 100% of all equity awards held by Dr. Aiyar would have immediately accelerated in vesting and become fully exercisable or non-forfeitable.

In addition, in the event that Dr. Aiyar’s employment were terminated by Legacy Korro without “cause” or by him for “good reason”, in either case outside the Aiyar Change in Control Period, subject to Dr. Aiyar’s signing and complying with a separation agreement and release, Dr. Aiyar would have been entitled to the severance benefits as described in the preceding paragraph, payable in substantially equal installments over a 12-month period, provided that Dr. Aiyar would not have been entitled to any acceleration of vesting of his equity awards and the target annual bonus described above would have been prorated based on the date of termination.

David Lucchino

Frequency entered into a second amended and restated executive employment agreement with Mr. Lucchino on September 20, 2019, pursuant to which Frequency employed Mr. Lucchino as its President and Chief Executive Officer. The employment agreement also provided for Mr. Lucchino to serve as a member of the Frequency’s board of directors for as long as he was employed as its Chief Executive Officer. The employment agreement had an indefinite term.

The employment agreement provided for an initial annual base salary of $525,000, which was increased to $630,000 effective January 1, 2022, and for an initial target annual performance bonus equal to 55%, which was increased to 60% effective January 1, 2021, of Mr. Lucchino’s annual base salary based on the attainment of predetermined performance objectives agreed upon between Mr. Lucchino and Frequency’s board of directors. In the event of certain corporate transactions, including a spin-off of assets or a restructuring, Mr. Lucchino would have been entitled to the same relative ownership percentage in the resulting entity or entities as he had in the company immediately before the corporate transaction. If a “change in control” (as such term is defined in his employment agreement) occurred, all of Mr. Lucchino’s time-based equity awards would accelerate and vest.

On November 1, 2023 and in connection with Mr. Lucchino’s departure from Frequency in connection with the Merger, Mr. Lucchino signed a separation agreement pursuant to which he was entitled to receive the following termination payments, subject to his non-revocation of a release in our favor: (i) eighteen months’ base salary, (ii) 100% of his target annual bonus and (iii) a pro-rated portion of his annual target bonus based on the portion of the year he was employed. The payments under clauses (i)-(iii) were payable in a single lump sum on the first payroll date following the 60th day after his termination of employment. Mr. Lucchino also received up to twelve months’ continued coverage, at our expense, under COBRA, if he elected such continued coverage. In addition to the termination payments, all equity awards granted to Mr. Lucchino accelerated in vesting (including any awards subject to performance-based vesting).

Mr. Lucchino was also party to restrictive covenant agreements, pursuant to which he agreed to refrain from competing with us or soliciting its customers or employees during his employment and for one year following termination of his employment and from disclosing our proprietary information during or at any time following his employment.

Vineet Agarwal

On March 12, 2021, Legacy Korro entered into an employment agreement with Mr. Agarwal, or the Prior Agarwal Employment Agreement. The Prior Agarwal Employment Agreement set forth his initial annual base salary of $385,000, initial target bonus opportunity equal to 35% of Mr. Agarwal’s base salary, initial equity grant, and his eligibility to participate in our employee benefit plans generally.

The Prior Agarwal Employment Agreement provided that in the event that Mr. Agarwal’s employment were terminated by Legacy Korro without “cause” or by him for “good reason” (as such terms are defined in the Prior Agarwal Employment Agreement), in either case within 12 months following a change in control, or the Agarwal Change in Control Period, subject to Mr. Agarwal’s signing and complying with a separation agreement and release, Mr. Agarwal would have been entitled to the following severance benefits: (i) a lump sum cash payment equal to sum of (x) nine months of his then-current base salary (or the base salary in effect immediately prior to the change in control, if higher), plus (y) 100% of Mr. Agarwal’s target annual bonus for the year of termination, without regard to whether the metrics had been established or achieved for such year; (ii) if Mr. Agarwal elected COBRA health continuation, a monthly payment to the group health plan provider or the COBRA provider for up to nine months, and (iii) 100% of all equity awards subject to time-based vesting held by Mr. Agarwal would have immediately accelerated in vesting and become fully exercisable or non-forfeitable.

In addition, in the event that Mr. Agarwal’s employment were terminated by Legacy Korro without “cause” or by him for “good reason”, in each case outside the Agarwal Change in Control Period, subject to Mr. Agarwal’s signing and complying with a separation agreement and release, Mr. Agarwal would have been entitled to the severance benefits as described in the preceding paragraph, payable in substantially equal installments over a nine-month period, provided that Mr. Agarwal would not have been entitled to any acceleration of vesting of his equity awards and the target annual bonus described above would have been prorated based on the date of termination.

Steven Colletti

On January 20, 2023, Legacy Korro entered into an employment agreement with Dr. Colletti, or the Prior Colletti Employment Agreement. The Prior Colletti Employment Agreement set forth his initial annual base salary of $420,000, initial target bonus opportunity equal to 35% of Dr. Colletti’s base salary, initial equity grant, and his eligibility to participate in our employee benefit plans generally.

The Prior Colletti Employment Agreement provided that in the event that Dr. Colletti’s employment were terminated by Legacy Korro without “cause” or by him for “good reason” (as such terms are defined in the Prior Colletti Employment Agreement), in either case within 12 months following a change in control, or the Colletti Change in Control Period, subject to Dr. Colletti’s signing and complying with a separation agreement and release, Dr. Colletti would have been entitled to the following severance benefits: (i) a lump sum cash payment equal to sum of (x) nine months of his then-current base salary (or the base salary in effect immediately prior to the change in control, if higher), plus (y) 100% of Dr. Colletti’s target annual bonus for the year of termination, without regard to whether the metrics had been established or achieved for such year; (ii) if Dr. Colletti elected COBRA health continuation, a monthly payment to the group health plan provider or the COBRA provider for up to nine months, and (iii) 100% of all equity awards subject to time-based vesting held by Dr. Colletti would have immediately accelerated in vesting and become fully exercisable or non-forfeitable.

In addition, in the event that Dr. Colletti’s employment were terminated by Legacy Korro without “cause” or by him for “good reason”, in each case outside the Colletti Change in Control Period, subject to Dr. Colletti’s signing and complying with a separation agreement and release, Dr. Colletti would have been entitled to the severance benefits as described in the preceding paragraph, payable in substantially equal installments over a nine-month period, provided that Dr. Colletti would not have been entitled to any acceleration of vesting of his equity awards and the target annual bonus described above would have been prorated based on the date of termination.

Christopher R. Loose

Frequency entered into an amended and restated employment agreement with Dr. Loose on September 20, 2019, pursuant to which Frequency employed Dr. Loose as its Chief Scientific Officer. Dr. Loose’s employment agreement had an indefinite term.

Dr. Loose’s employment agreement provided for an annual base salary of $425,000, which was increased to $480,344 effective January 1, 2022, and a target annual performance bonus equal to 40% of his base salary, and was based on the attainment of predetermined individual and company performance objectives agreed upon between Dr. Loose and Frequency.

In the event Frequency terminated Dr. Loose’s employment without “cause” or he resigned for “good reason” (as such terms are defined in his employment agreement), subject to his execution and non-revocation of a release in our favor, he was entitled to receive the following termination payments: (i) 12 months’ continued base salary in equal installments following his termination, (ii) 100% of his target annual bonus paid in a lump sum within 14 days following his execution of the release and (iii) if he made an election, up to twelve months continued coverage under COBRA, with us paying the same portion of the COBRA premiums as we pays for active employees. If such a qualifying termination occurs within twelve months following a “change in control” (as defined in his employment agreement), Dr. Loose’s equity awards would have accelerated and vested.

Dr. Loose was a party to restrictive covenant agreements, pursuant to which he has agreed to refrain from competing with us or soliciting our customers or employees during his employment and for one year following termination of his employment and from disclosing our proprietary information during or at any time following his employment.

On July 28, 2023, Frequency entered into a separation agreement with Dr. Loose pursuant to which, in exchange for a general release of claims in our favor, he was entitled to receive (i) continued payment of his base salary for a period of 12 months from July 28, 2023, (ii) continued group health plan coverage under COBRA for up to 12 months, with Frequency paying the portion of the premium that it would pay for active and similarly situated employees, (iii) $201,744.35, which was equal to 100% of his 2023 target bonus opportunity, and (iv) accelerated vesting of all of his unvested stock options and RSUs, subject to the closing of the Merger prior to or on December 31, 2023.

Current Offer Letters and Employment Agreements

We entered new employment agreements with certain of our executive officers following the closing of the Merger, the terms of which are described below.

Ram Aiyar

On November 10, 2023, we entered into a new employment agreement with Dr. Ram Aiyar, our President and Chief Executive Officer, or the Aiyar Employment Agreement. Under the Aiyar Employment Agreement, Dr. Aiyar has an initial annual base salary of $498,487 and an initial target bonus opportunity equal to 45% of his annual base salary, he continues to remain eligible for equity grants under our equity incentive plans, and he continues to be eligible to participate in our employee benefit plans generally.

The Aiyar Employment Agreement provides that in the event Dr. Aiyar is terminated without “cause” or he resigns for “good reason” (as such terms are defined therein) outside of the change in control period (which extends from three months prior to a change in control to 12 months following a change in control, as “change in control” is defined therein), subject to signing and complying with a separation agreement and release, which shall include, without limitation, a release of claims, a reaffirmation of restrictive covenants, and in our sole discretion, a one year post-employment noncompetition agreement, then Dr. Aiyar will be entitled to the following severance benefits: (i) 12 months of his then-current base salary, (ii) a pro rata target bonus for the year of termination, without regard to whether the metrics have been established or achieved for such year, and (iii) subject to his copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, up to 12 months of payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us.

The Aiyar Employment Agreement provides enhanced severance pay and benefits in the event Dr. Aiyar’s employment is terminated by us without cause or he resigns for good reason, in each case, within the change in control period. Such enhanced severance pay and benefits consist of (i) a lump sum cash payment equal to the sum of (A) 18 months of Dr. Aiyar’s then-current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus (B) 1.5 times Dr. Aiyar’s target annual bonus for the then-current year, without regard to whether the metrics have been established or achieved for such year, (ii) subject to his copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, up to 18 months of payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us, and (iii) accelerated vesting of the then-outstanding and unvested portion of Dr. Aiyar’s stock options and other stock-based awards that are subject solely to time-based vesting and any stock options and other stock-based awards that were granted to him prior to the effective date of the Aiyar Employment Agreement and that are subject to performance-based vesting. The severance pay and benefits described in this paragraph are subject to Dr. Aiyar’s delivery of and compliance with a fully effective release of claims.

The payments and benefits under the Aiyar Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Aiyar in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Dr. Aiyar entered into an Employee Proprietary Information and Inventions Assignment Agreement that contains, among other provisions, nondisclosure of confidential information, invention assignment and nonsolicitation provisions.

Vineet Agarwal

On November 8, 2023, we entered into a new employment agreement with Vineet Agarwal, our Treasurer and Chief Financial Officer, or the Agarwal Employment Agreement. Under Mr. Agarwal’s new employment agreement, he has an initial annual base salary of $426,483, an initial target bonus opportunity equal to 35% of his annual base salary and continues to remain eligible for equity grants under our equity incentive plans, and continues to be eligible to participate in our employee benefit plans generally.

The Agarwal Employment Agreement provides that in the event Mr. Agarwal is terminated without “cause” or he resigns for “good reason” (as such terms are defined therein) outside of the change in control period (which extends from three months prior to a change in control to 12 months following a change in control, as “change in control” is defined therein), subject to him signing and complying with a separation agreement and release, which shall include, without limitation, a release of claims, a reaffirmation of restrictive covenants, and in our sole discretion, a one year post-employment noncompetition agreement, then Mr. Agarwal will be entitled to the following severance benefits: (i) nine months of his then-current base salary, (ii) a pro rata target bonus for the year of termination, without regard to whether the metrics have been established or achieved for such year, and (iii) subject to his copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, up to nine months of payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us.

The Agarwal Employment Agreement provides enhanced severance pay and benefits in the event Mr. Agarwal’s employment is terminated by us without cause or Mr. Agarwal resigns for good reason, in each case, within the change in control period. Such enhanced severance pay and benefits consist of (i) a lump sum cash payment equal to the sum of (A) 12 months of Mr. Agarwal’s then-current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus (B) 1.0 times Mr. Agarwal’s target annual bonus for the then current year, without regard to whether the metrics have been established or achieved for such year, (ii) subject to his copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, up to 12 months of payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us, and (iii) accelerated vesting of the then-outstanding and unvested portion of Mr. Agarwal’s stock options and other stock-based awards that are subject solely to time-based vesting. The severance pay and benefits described in this paragraph are subject to Mr. Agarwal’s delivery of and compliance with a fully effective release of claims.

The payments and benefits under the Agarwal Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction by us pursuant to Section 280G of Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Agarwal in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Mr. Agarwal entered into an Employee Proprietary Information and Inventions Assignment Agreement that contains, among other provisions, nondisclosure of confidential information, invention assignment and nonsolicitation provisions.

Steven Colletti

On November 8, 2023, we entered into a new employment agreement with Steven Colletti, our Chief Scientific Officer, or the Colletti Employment Agreement. Under Dr. Colletti’s new employment agreement, he has an initial annual base salary of $420,000, an initial target bonus opportunity equal to 35% of his annual base salary (with any incentive bonus for 2023 to be prorated based on Dr. Colletti’s days of employment with our company during 2023) and continues to remain eligible for equity grants under our equity incentive plans, and continues to be eligible to participate in our employee benefit plans generally.

The Colletti Employment Agreement provides that in the event Dr. Colletti is terminated without “cause” or he resigns for “good reason” (as such terms are defined therein) outside of the change in control period (which extends from three months prior to a change in control to 12 months following a change in control, as “change in control” is defined therein), subject to signing and complying with a separation agreement and release, which shall include, without limitation, a release of claims, a reaffirmation of restrictive covenants, and in our sole discretion, a one year post-employment noncompetition agreement, then Dr. Colletti will be entitled to the following severance benefits: (i) nine months of his then-current base salary, plus (ii) a pro rata target bonus for the year of termination, without regard to whether the metrics have been established or achieved for such year, and (iii) subject to his copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, up to nine months of payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us.

The Colletti Employment Agreement provides enhanced severance pay and benefits in the event Dr. Colletti’s employment is terminated by us without cause or Dr. Colletti resigns for good reason, in each case, within the change in control period. Such enhanced severance pay and benefits consist of (i) a lump sum cash payment equal to the sum of (A) 12 months of Dr. Colletti’s then-current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus (B) 1.0 times Dr. Colletti’s target annual bonus for the then-current year, without regard to whether the metrics have been established or achieved for such year, (ii) subject to his copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, up to 12 months of payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us, and (iii) accelerated vesting of the then-outstanding and unvested portion of Dr. Colletti’s stock options and other stock-based awards that are subject solely to time-based vesting. The severance pay and benefits described in this paragraph are subject to Dr. Colletti’s delivery of and compliance with a fully effective release of claims.

The payments and benefits under the Colletti Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Colletti in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Dr. Colletti entered into an Employee Proprietary Information and Inventions Assignment Agreement that contains, among other provisions, nondisclosure of confidential information, invention assignment and nonsolicitation provisions.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2023. For Messrs. Aiyar, Agarwal and Colletti, each equity award granted prior to the Merger were under the terms of the Legacy Korro Plan and each equity award granted following the Merger were under the terms of our 2023 Stock Option and Incentive Plan, or the 2023 Plan. For Mr. Lucchino and Dr. Loose, each equity award granted prior to the Merger were under the terms of Frequency’s 2019

Incentive Award Plan, or the 2019 Plan or Frequency’s the 2014 Stock Incentive Plan, as amended, or the 2014 Plan, and each equity award granted following the Merger were under the terms of the 2023 Plan.

	Option Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ram Aiyar	11/2/2020	(1)	105,007	31,226	11.68	12/1/2030
	1/27/2022	(1)	17,614	19,154	22.75	1/26/2032
	1/1/2023	(1)	—	30,130	20.94	2/8/2033
	11/3/2023	(2)	3,265	153,495	14.98	11/2/2033
David L. Lucchino	—	(3)	8,887	—	168.50	4/16/2029
	—	(3)	1,927	—	168.50	4/16/2029
	—	(3)	1,927	—	168.50	4/16/2029
	—	(3)	14,287	—	107.00	10/1/2029
	—	(3)	4,849	—	107.00	2/11/2030
	—	(3)	3,999	—	107.00	1/14/2031
Vineet Agarwal	5/11/2021	(1)	26,385	14,484	11.68	5/29/2031
	1/27/2022	(1)	2,854	3,107	22.75	1/26/2032
	1/1/2023	(1)	—	2,590	20.94	1/23/2033
	11/3/2023	(2)	969	45,578	14.98	11/2/2033
Steven Colletti	2/21/2023	(1)	—	51,895	21.94	4/10/2033
	11/3/2023	(2)	718	33,760	14.98	11/2/2033
Christopher R. Loose	—	(3)	7,211	—	168.50	2/3/2024	(4)
	—	(3)	1,284	—	168.50	2/3/2024	(4)
	—	(3)	1,284	—	168.50	2/3/2024	(4)
	—	(3)	2,935	—	107.00	2/3/2024	(4)
	—	(3)	1,149	—	107.00	2/3/2024	(4)
	—	(3)	1,399	—	107.00	2/3/2024	(4)

1.

1/4 of the shares subject to the stock option vest on the first anniversary of the vesting commencement date, and 1/48 of the shares subject to the stock option vest each month thereafter, in each case, subject to the named executive officer’s continuous service relationship with us through each applicable vesting date. The stock option is also subject to certain acceleration of vesting provisions as provided in the applicable named executive officer’s offer letter or employment agreement, as applicable.

2.

1/48 of the shares subject to the stock option vest each month following the vesting commencement date, in each case, subject to the named executive officer’s continuous service relationship with us through each applicable vesting date. The stock option is also subject to certain acceleration of vesting provisions as provided in the applicable named executive officer’s offer letter or employment agreement, as applicable.

3.	All of the shares subject to the stock option were vested as of December 31, 2023.
4.	Dr. Loose’s service relationship with Frequency terminated on November 3, 2023. The date reported represents the expiration of the post-termination exercise period of the stock option.

Non-Employee Director Compensation

On November 3, 2023, Frequency completed the Merger with Legacy Korro. At the effective time of the Merger, a majority of the Frequency directors resigned, with the exception of David Lucchino, and the remaining director vacancies were replaced by new directors designated by Legacy Korro. Accordingly, we have provided the compensation disclosure with respect to all directors of Frequency and Legacy Korro that served during 2023 and for those non-employee directors of Legacy Korro that were appointed to our Board in connection with the Merger.

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

2023 Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee director on our board of directors during 2023. The non-employee directors included in the following table under the heading Current Non-Employee Directors were our non-employee directors as of December 31, 2023. Dr. Aiyar, our Chief Executive Officer and President, did not receive any additional compensation from us for services on our board of directors. Mr. Lucchino, the Chief Executive Officer and President of Frequency prior to the Merger, did not receive any additional compensation from Frequency for services on Frequency’s board of directors prior to the Merger or from us for services on our board of directors following the Merger. The compensation received by Dr. Aiyar and Mr. Lucchino, respectively, as our named executive officers is set forth above in “—2023 Summary Compensation Table.”

Name	Fees Paid or Earned in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Current Non-Employee Directors
Ali Behbahani(2)	8,445	163,589	—		172,034
Nessan Bermingham(3)	202,137	332,390	—		534,527
Jean-Francois Formela(4)	8,206	163,589	—		171,795
Rachel Meyers(5)	4,231	299,994	—		304,225
Timothy R. Pearson(6)	9,560	163,589	—		173,149
Former Non-Employee Directors
Timothy J. Barberich(7)	65,285	—	—		65,285
Jordan Baumhardt(8)	—	—	—		—
Hannah Chang(9)	—	—	—		—
Cynthia L. Feldmann(10)	42,120	—	—		42,120
Michael Huang(11)	43,383	—	—		43,383
Omar Khwaja(12)	21,016	—	—		21,016
Robert S. Langer(13)	37,065	—	50,000	(14)	87,065
Joel S. Marcus(15)	17,535	—	—		17,535
Alex Silverstein(16)	—	—	—		—
Colin Walsh(17)	—	—	—		—

1.

The amounts reported represent the aggregate grant date fair value of the stock option awards granted to our non-employee directors during fiscal year 2023, computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the non-employee directors. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock option awards reported in this column are set forth in Note 11 of our financial statements included in our 2023 Annual Report. The amounts reported in this column reflect the accounting cost for these stock option awards and do not correspond to the actual economic value that may be received by our non-employee directors upon the exercise of the stock option awards or any sale of the underlying shares of our common stock.

2.	As of December 31, 2023, Dr. Behbahani held options to purchase an aggregate of 16,000 shares of our common stock.
3.	As of December 31, 2023, Dr. Bermingham held options to purchase an aggregate of 91,773 shares of our common stock.
4.	As of December 31, 2023, Dr. Formela held options to purchase an aggregate of 16,000 shares of our common stock.

5.	As of December 31, 2023, Dr. Meyers held options to purchase an aggregate of 12,551 shares of our common stock.
6.	As of December 31, 2023, Mr. Pearson held options to purchase an aggregate of 16,000 shares of our common stock.
7.	As of December 31, 2023, Mr. Barberich held options to purchase an aggregate of 2,335 shares of our common stock.
8.	As of December 31, 2023, Mr. Baumhardt did not hold any options to purchase shares of our common stock.
9.	As of December 31, 2023, Dr. Chang did not hold any outstanding equity awards.
10.	As of December 31, 2023, Ms. Feldman held options to purchase an aggregate of 1,185 shares of our common stock.
11.	As of December 31, 2023, Mr. Huang held options to purchase an aggregate of 888 shares of our common stock.
12.	As of December 31, 2023, Dr. Khwaja held options to purchase an aggregate of 3,726 shares of our common stock.
13.	As of December 31, 2023, Dr. Langer held options to purchase an aggregate of 7,737 shares of our Bio common stock.
14.

Amounts represent consulting fees paid pursuant to a verbal consulting agreement with us prior to the termination of consulting services upon the closing of the Merger. The agreement entitled Dr. Langer to $5,000 in consulting fees per month.

15.	As of December 31, 2023, Mr. Marcus held options to purchase an aggregate of 888 shares of our common stock.
16.	As of December 31, 2023, Mr. Silverstein did not hold any outstanding equity awards.
17.	As of December 31, 2023, Mr. Walsh did not hold any outstanding equity awards.

Prior to the Merger

Prior to the Merger, Legacy Korro did not have a formal policy to provide any cash or equity compensation to its non-employee directors for their service on the Legacy Korro board of directors or committees of its board of directors nor did any non-employee director receive any compensation for serving on Legacy Korro’s board of directors, except for Dr. Bermingham who received an annual payment of $187,500 for services on Legacy Korro’s board of directors prior to the Merger.

Prior to the Merger, Frequency maintained a compensation program for Frequency non-employee directors, or the Frequency Director Program under which each Frequency non-employee director received the following amounts for their services on our board of directors:

Annual Retainer for Board Membership
$35,000 for general availability and participation in meetings and conference calls of our Board of Directors
Additional Annual Retainer for Committee Membership
Audit Committee Chairperson:	$15,000
Audit Committee member (other than Chairperson):	$7,500
Compensation Committee Chairperson:	$10,000
Compensation Committee member (other than Chairperson):	$5,000
Nominating and Corporate Governance Committee Chairperson:	$8,000
Nominating and Corporate Governance Committee member (other than Chairperson):	$4,000
Additional Retainer for Chairperson of the Board, Vice Chairperson of the Board, or Lead Independent Director:	$30,000

Under the Frequency Director Plan, Frequency non-employee directors were granted an option to purchase 29,693 (prior to the Reverse Stock Split) shares of our common stock upon the director’s initial election or appointment to our board of directors and, if the director had served on our board of directors for at least six months as of the date of an annual meeting of stockholders, an option to purchase 14,846 (prior to the Reverse Stock Split) shares of our common stock on the date of the annual meeting. The stock options granted to Frequency non-employee directors under the program had an exercise price equal to the fair market value of our common stock on the date of grant and expired not later than ten years after the date of grant. The stock options granted upon a director’s initial election or appointment vested in 36 substantially equal monthly installments following the date of grant. The stock options granted annually to directors vested in a single installment on the earlier of the day before the following annual meeting or the first anniversary of the date of grant. In addition, all unvested stock options vested in full upon the occurrence of a change in control.

Director fees under the Frequency Director Program were payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment is prorated for any portion of a quarter that a director was not serving as a non-employee member of our board of directors.

Following the Merger

In connection with the Merger, we adopted a non-employee director compensation policy, or the Korro Director Policy. Under the Korro Director Policy, our non-employee directors are eligible to receive cash retainers (which are be payable quarterly in arrears and prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board Membership
$40,000 for general availability and participation in meetings and conference calls of our Board of Directors
Additional Annual Retainer for Committee Membership
Audit Committee Chairperson:	$15,000
Audit Committee member (other than Chairperson):	$7,500
Compensation Committee Chairperson:	$10,000
Compensation Committee member (other than Chairperson):	$5,000
Nominating and Corporate Governance Committee Chairperson:	$8,000
Nominating and Corporate Governance Committee member (other than Chairperson):	$4,000
Additional Retainer for Non-Executive Chairperson or Lead Director of the Board:	$30,000

In addition, the Korro Director Policy provides that, upon initial election or appointment to the board, each new non-employee director will be granted a non-statutory stock option with a value of $300,000 (as determined in accordance with the policy and subject to a 16,000 share maximum), or the Director Initial Grant. The Director Initial Grant will vest in substantially equal annual installments over three years, subject to continued service as a non-employee director through the applicable vesting date. On the date of each annual meeting of our stockholders, each non-employee director who has been serving as a non-employee director for at least six months as of such date and will continue as a non-employee director following such meeting will be granted an annual award of a non-statutory stock option with a value of $150,000 (subject to a 8,000 share maximum), or the Director Annual Grant. The Director Annual Grant will vest in full on the earlier of the one-year anniversary of the grant date or on the date of our next annual meeting of stockholders, subject to continued service as a non-employee director through the applicable vesting date. The Director Initial Grant and Director Annual Grants are subject to full accelerated vesting upon the sale of our company. All of the foregoing stock options will be granted with a per share exercise price equal to the fair market value of a share of our common stock on the date of grant and will have a 10 year term.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any of our non-employee directors for services as a director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.

We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the board or any committee thereof.

Employee directors receive no additional compensation for their service as a director.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in First Column)
Equity compensation plans approved by stockholders(1)	1,328,229	(2)	$16.48	(3)	344,169	(4)
Equity compensation plans not approved by stockholders	—		—		—
Total	1,328,229		$16.48		344,169

(1)	Includes the following plans: the 2023 Plan, the 2019 Plan, the Legacy Korro Plan, the 2014 Plan and our 2023 Employee Stock Purchase Plan, or the 2023 ESPP.
(2)	Includes 1,328,229 shares issuable upon the exercise of outstanding options, of which 600,977 were assumed in connection with the Merger.
(3)	The weighted average exercise price is calculated based solely on outstanding stock options.
(4)

As of December 31, 2023, a total of 255,694 shares were reserved for issuance pursuant to the 2023 Plan and a total of 88,502 shares were reserved for issuance pursuant to the 2023 ESPP. Following the Merger, we did not grant any awards under the 2019 Plan, the 2014 Plan, or the Legacy Korro Plan, but all outstanding awards under such plans continue to be governed by their existing terms. The 2023 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2023 Plan to be added on the first day of January, starting with January 1, 2024, in an amount equal to the lesser of (i) 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or (ii) such number of shares as determined by the administrator of the 2023 Plan in each case subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards granted under the Legacy Korro Plan, the 2019 Plan or the 2014 Plan that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2023 Plan. The 2023 ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2023 ESPP to be added on the first day of each January, starting with January 1, 2024, by the lesser of (i) 88,502 shares of our common stock, (ii) 1% of the outstanding number of shares of common stock on the immediately preceding December 31, or (iii) such number of shares of common stock as determined by the administrator of the 2023 ESPP. The number of shares reserved under the 2023 ESPP is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The number in the table does not include the increases from January 1, 2024.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions since January 1, 2022 to which we have been a party, and in which any of our directors, executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Series B Convertible Preferred Stock Financing

In November 2021, December 2021 and March 2023, Legacy Korro sold an aggregate of 43,085,531 shares of its Series B preferred stock at a purchase price of $2.61 and $2.78 per share for aggregate gross proceeds of $116.0 million. The following table summarizes purchases of Legacy Korro’s Series B preferred stock by related persons (share amounts have not been updated to reflect the exchange for our common stock in the Merger):

Participant	Shares of Legacy Korro Series B Preferred Stock	Total Purchase Price ($)
Atlas Venture Fund XI, L.P.(1)	3,064,273	8,250,001
New Enterprise Associates 17, L.P.(2)	2,971,416	8,000,000
Platanus Investment LLC(3)	1,764,279	4,750,002
Qiming U.S. Healthcare Fund II, L.P.(4)	1,114,281	3,000,000
Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund(5)	7,428,540	20,000,000
Invus Public Equities, L.P.(6)	5,571,405	15,000,000
Point72 Biotech Private Investments, LLC(7)	5,571,405	15,000,000
The Ram Aiyar Irrevocable Trust(8)	92,857	250,001
FMR LLC(9)	9,285,675	25,000,000
Citadel Multi-Strategy Equities Master Fund Ltd.(10)	835,710	2,249,998
Entities affiliated with Cormorant Asset Management LP(11)	835,710	2,249,998

(1)

Atlas beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock. Jean-François Formela is a Partner at Atlas and a member of our board of directors.

(2)

NEA beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock. Ali Behbahani is a Partner at NEA and a member of our board of directors.

(3)

Platanus beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock. Hannah Chang is a Partner at Platanus and was a member of Legacy Korro’s board of directors.

(4)	Qiming beneficially owned more than 5% of Legacy Korro’s outstanding capital stock and had a designee on Legacy Korro’s board of directors.
(5)

Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund, or Eventide, beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock.

(6)	Invus Public Equities, L.P. beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock.

(7)

Point72 Biotech Private Investments, LLC beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock and had a designee on Legacy Korro’s board of directors.

(8)

Ram Aiyar is the grantor of The Ram Aiyar Irrevocable Trust, is our chief executive officer and member of our board of directors and was chief executive officer of Legacy Korro and a member of its board of directors.

(9)	FMR LLC beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock.
(10)	Citadel Multi-Strategy Equities Master Fund Ltd. beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock.
(11)	Entities affiliated with Cormorant Asset Management LP beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially own more than 5% of our outstanding capital stock.

Pre-Closing Financing

Legacy Korro entered into a Subscription Agreement in July 2023 with certain investors to consummate the Pre-Closing Financing. Pursuant to the Subscription Agreement, the investors agreed to purchase shares of Legacy Korro common stock, at a price of $2.78 per share, for aggregate gross proceeds of $117.3 million. Seven of the investors or their affiliates were beneficial holders of more than 5% of Legacy Korro’s capital stock, and the table below sets forth the number of shares of Legacy Korro common stock purchased by such holders at the closing of the Pre-Closing Financing (share amounts have not been updated to reflect the exchange for our common stock in the Merger):

Participant	Shares of Legacy Korro Common Stock	Total Purchase Price ($)
Atlas Venture Fund XI, L.P.(1)	177,217	9,999,999
New Enterprise Associates 17, L.P.(2)	177,217	9,999,999
FMR LLC(3)	265,826	14,999,999
Citadel CEMF Investments Ltd.(4)	265,826	14,999,999
Platanus Investment LLC(5)	8,860	500,000
Qiming U.S. Healthcare Fund II, L.P.(6)	35,443	1,999,999
Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund(7)	177,217	9,999,999
Invus Public Equities, L.P(8)	141,774	8,000,000
Point72 Associates, LLC(9)	265,826	14,999,999
Entities affiliated with Cormorant Asset Management LP(10)	265,826	14,999,999

(1)

Atlas beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock. Jean-François Formela is a Partner at Atlas and a member of our board of directors.

(2)

NEA beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock. Ali Behbahani is a Partner at NEA and a member of our board of directors.

(3)	FMR LLC beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock.
(4)	Citadel beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock.
(5)

Platanus beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock. Hannah Chang is a Partner at Platanus and was a member of Legacy Korro’s board of directors.

(6)	Qiming beneficially owned more than 5% of Legacy Korro’s outstanding capital stock and had a designee on Legacy Korro’s board of directors.
(7)	Eventide beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock.
(8)	Invus Public Equities, L.P. beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of our outstanding capital stock.
(9)

Point72 Biotech Private Investments, LLC, an affiliate of Point72 Associates, LLC, beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially owns more than 5% of Legacy Korro’s outstanding capital stock and had a designee on Legacy Korro’s board of directors.

(10)	Entities affiliated with Cormorant Asset Management LP beneficially owned more than 5% of Legacy Korro’s capital stock and beneficially own more than 5% of our outstanding capital stock.

Other Agreements with Our Stockholders

In connection with Legacy Korro’s Series B convertible preferred stock financing, Legacy Korro entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of Legacy Korro preferred stock and certain holders of Legacy Korro common stock. These stockholder agreements terminated upon the closing of the Merger, except for the registration rights granted under Legacy Korro’s investors’ rights agreement.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Registration Rights under Frequency Investors’ Rights Agreement

Frequency entered into a second amended and restated investors’ rights agreement, or the Investors’ Rights Agreement, in July 2019 with each holder of Frequency preferred stock, which included certain holders of more than 5% of Frequency common stock at the time and certain of Frequency’s directors and executive officers. The Investors’ Rights Agreement grants the parties thereto certain registration rights in respect of the “registrable securities” held by them, which securities include (1) the shares of Frequency common stock issuable or issued upon the conversion of shares of Frequency convertible preferred stock, (2) any shares of Frequency common stock, or any common stock issued or issuable upon conversion and/or exercise of any of Frequency’s securities acquired by the parties after the date of the Investors’ Rights Agreement, and (3) any shares of Frequency common stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares described in the foregoing clauses (1) and (2). The registration of shares of Frequency common stock pursuant to the exercise of these registration rights would enable the holders thereof to sell such shares under the Securities Act when the applicable registration statement is declared effective. Under the Investors’ Rights Agreement, Frequency will pay all expenses relating to such registrations, including the reasonable fees of one special counsel for the participating stockholders, and the stockholders will pay all underwriting discounts and commissions relating to the sale of their shares. The Investors’ Rights Agreement also includes customary indemnification and procedural terms.

Form S-1 registration rights

If at any time the holders of at least 40% of the registrable securities request in writing that Frequency effects a registration with respect to at least 25% of such registrable securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of selling expenses, would exceed $10.0 million), Frequency is obligated to register their shares. Frequency is obligated to effect at most two registrations in response to these demand registration rights. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.

Piggyback registration rights

If at any time Frequency proposes to register any shares of Frequency common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their registrable securities in the registration. If Frequency’s proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Form S-3 registration rights

If, at any time after Frequency becomes entitled under the Securities Act to register Frequency’s shares on a registration statement on Form S-3, the holders of the registrable securities request in writing that Frequency effects a registration with respect to registrable securities at an aggregate price to the public in the offering of at least $1,000,000, net of expenses borne by the holders, Frequency is obligated to effect such registration. Frequency is not obligated to effect more than one S-3 registration in any 12 month period.

Expenses and indemnification

Ordinarily, other than underwriting discounts and commissions, Frequency will be required to pay all expenses incurred by Frequency related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of Frequency’s counsel, and reasonable fees and disbursements of a counsel for the selling securityholders. Additionally, Frequency has agreed to indemnify selling stockholders for damages, and any legal or other expenses reasonably incurred, arising from or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, an omission or alleged omission to state a material fact required to be stated in any registration statement or necessary to make the statements therein not misleading, or any violation or alleged violation by the indemnifying party of securities laws, subject to certain exceptions.

Termination of registration rights

The registration rights expire on the earlier of (1) the date that is five years after the closing of Frequency’s IPO and (2) with respect to each stockholder, at such time as such stockholder can sell all of its shares pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act during any three month period without registration.

Registration Rights under Legacy Korro Investors’ Rights Agreement

Legacy Korro entered into a third amended and restated investors’ rights agreement, or the Legacy Korro Investors’ Rights Agreement, in November 2021 with each holder of Legacy Korro’s preferred stock. The Legacy Korro Investors’ Rights Agreement grants such holders certain registration rights in respect of the “registrable securities” held by them, which securities include (1) the shares of Legacy Korro’s common stock issuable or issued upon the conversion of shares of Legacy Korro’s preferred stock, (2) any shares of Legacy Korro’s common stock, or any common stock issued or issuable upon conversion and/or exercise of any of Legacy Korro’s securities acquired by such holders after the date of the Legacy Korro Investors’ Rights Agreement, and (3) any shares of Legacy Korro common stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares described in the foregoing clauses (1) and (2). The registration of shares of Legacy Korro’s common stock pursuant to the exercise of these registration rights would enable the holders thereof to sell such shares under the Securities Act when the applicable registration statement is declared effective. Under the Legacy Korro Investors’ Rights Agreement, Legacy Korro agreed to pay all expenses relating to such registrations, including the reasonable fees of one special counsel for the selling holders, and the selling holders agreed to pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the registrable securities, and fees and disbursement of counsel for the selling holders (except as agreed to be paid by Legacy Korro). The Legacy Korro Investors’ Rights Agreement also includes customary indemnification and procedural terms.

Form S-1 registration rights

If at any time the holders of a majority of the registrable securities request in writing that Legacy Korro effects a registration with respect to at least 50% of such registrable securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of selling expenses, would exceed $15.0 million), Legacy Korro is obligated to register their shares. Legacy Korro is obligated to effect at most two registrations in response to these demand registration rights. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.

Piggyback registration rights

If at any time Legacy Korro proposes to register any shares of Legacy Korro’s common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their registrable securities in the registration. If Legacy Korro’s proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Form S-3 registration rights

If, at any time after Legacy Korro becomes entitled under the Securities Act to register Legacy Korro’s shares on a registration statement on Form S-3, the holders of at least 10% of the registrable securities then outstanding request in writing that Legacy Korro effects a registration with respect to registrable securities at an aggregate price, net of selling expenses, to the public in the offering of at least $5,000,000, Legacy Korro is obligated to effect such a registration. Legacy Korro is not obligated to effect more than two S-3 registrations in any 12 month period.

Termination of registration rights

The registration rights expire on the earlier of (1) the date that is five years after the closing of Legacy Korro’s IPO, (2) with respect to each stockholder, at such time as such stockholder can sell all of its shares pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act during any three month period without limitation during a three-month period, and (3) the closing of a deemed liquidation event.

Pre-Closing Financing Registration Rights

In connection with the Pre-Closing Financing, we entered into a registration rights agreement, or the Registration Rights Agreement, in July 2023 with Legacy Korro and each purchaser in the Pre-Closing Financing. Pursuant to the Registration Rights Agreement, we agreed to register the “registrable securities” held by the purchasers on a registration statement, or registration statements, if necessary, to permit resale of such securities on a continuous basis pursuant to Rule 415. The “registrable securities” include (a) all shares of our common stock issued to the purchasers at the closing of the Merger in respect of the shares of Legacy Korro’s common stock purchased by the purchasers in the Pre-Closing Financing, (b) all shares of our common stock issued at the closing of the Merger to the purchasers in respect of all other shares of Legacy Korro’s capital stock held by purchaser as of immediately prior to the closing of the Merger, and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. Under the Registration Rights Agreement, we will pay all fees and expenses incident to the performance of our obligations, including the reasonable fees of one special counsel for Citadel CEMF Investments Ltd, excluding any underwriting, broker or similar fees or commissions, legal fees and other costs (except as agreed to be paid by us) of any purchaser.

Policies for Approval of Related Party Transactions

Our board of directors reviews and approves transactions with our directors, officers and holders of 5% or more of our voting securities and their affiliates, each a related party. Prior to this offering, the material facts as to the related party’s relationship or interest in the transaction are disclosed to our board of directors prior to their consideration of such transaction, and the transaction is not considered approved by our board of directors unless a majority of the directors who are not interested in the transaction approve the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to our stockholders, who must approve the transaction in good faith.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 17, 2024.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power with respect to the securities as well as any shares of common stock that the individual or entity has the right to acquire within 60 days of April 17, 2024 the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to them, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 8,023,400 shares of common stock outstanding as of April 17, 2024. The number of shares beneficially owned includes shares of common stock that each person has the right to acquire within 60 days, including upon the exercise of stock options and the vesting of RSUs. These stock options and RSUs shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock expected to be owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the combined organization’s common stock expected to be owned by any other person.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
5% or Greater Stockholders:
Entities affiliated with Atlas Venture(1)	1,119,292	14.0%
Entities affiliated with New Enterprise Associates(2)	1,074,273	13.4%
FMR LLC(3)	727,205	9.1%
Entities affiliated with Point72 Asset Management(4)	542,657	6.8%
Platanus Investment LLC(5)	540,165	6.7%
Entities affiliated with Citadel(6)	529,251	6.6%
Entities affiliated with Cormorant Asset Management LP(7)	529,170	6.6%
Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund(8)	529,155	6.6%
Invus Public Equities, L.P.(9)	419,226	5.2%
Directors and Named Executive Officers:
Ram Aiyar(10)	181,620	2.2%
Ali Behbahani	—	*
Nessan Bermingham(11)	113,483	1.4%
Jean-François Formela	—	*
David L. Lucchino(12)	58,026	*
Rachel Meyers	—	*
Timothy R. Pearson.	—	*
Vineet Agarwal(13)	42,667	*
Steve Colletti (14)	21,244	*
Christopher R. Loose	—	*
All directors and executive officers as a group (11 persons)(15)	452,587	5.4%

*	Represents beneficial ownership of less than 1%.

(1)

Consists of (i) 942,075 shares of our common stock held by Atlas Venture Fund XI, L.P., or AVF XI, and (ii) 177,217 shares of our common stock held by Atlas Venture Opportunity Fund II, L.P., or AVO II. Atlas Venture Associates XI, L.P. is the general partner of AVF XI and Atlas Venture Associates XI, LLC is the general partner of Atlas Venture Associates XI, L.P. The members of Atlas Venture Associates XI, LLC collectively make investment decisions on behalf of Atlas Venture Fund XI, LLC. Jean-Francois Formela is a member of Atlas Venture Associates XI, LLC and a member of Korro Bio’s board of directors. Each of AVF XI, Atlas Venture Associates XI, L.P., and Atlas Venture Associates XI, LLC may be deemed to beneficially own the shares held by AVF XI. Dr. Formela expressly disclaim beneficial ownership of the shares owned by AVF XI, except to the extent of his pecuniary interest therein, if any. Atlas Venture Associates Opportunity II, L.P. is the general partner of AVO II, and Atlas Venture Associates Opportunity II, LLC is the general partner of Atlas Venture Associates Opportunity II, L.P. The members of Atlas Venture Associates Opportunity II, LLC collectively make investment decisions on behalf of Atlas Venture Associates Opportunity II, LLC. Dr. Formela is a member of Atlas Venture Associates Opportunity II, LLC. Each of AVO II, Atlas Venture Associates Opportunity II, L.P., and Atlas Venture Associates Opportunity II, LLC may be deemed to beneficially own the shares held by AVO II. Dr. Formela expressly disclaim beneficial ownership of the shares owned by AVO II, except to the extent of his pecuniary interest therein, if any. The mailing address of Atlas is 300 Technology Square, 8th Floor, Cambridge, MA 02139.

(2)

Consists of 1,072,936 shares of our common stock held by New Enterprise Associates 17, L.P., or NEA 17, and 1,337 shares of our common stock held by NEA Ventures 2019, L.P. The general partner of NEA 17 is NEA Partners 17, L.P., or NEA Partners 17, and the general partner of NEA Partners 17 is NEA 17 GP, LLC, or NEA 17 LLC. The managers of NEA 17 LLC are Forest Baskett, Ali Behbahani, M.D., Carmen Chang, Anthony A. Florence, Jr., Mohamad H. Makhzoumi, Edward T. Mathers, Scott D. Sandell, Paul Walker and Rick Yang. Dr. Behbahani is a member of NEA 17 LLC and a member of Korro Bio’s board of directors. Each of NEA Partners 17 and NEA 17 LLC may be deemed to beneficially own the shares held by NEA 17. The general partner of NEA Ventures 2019, L.P., or Ven 2019, is Karen Welsh. The address of the principal business office of NEA 17, NEA Partners 17, NEA 17 LLC, Ven 2019, and Mr. Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of the principal business office of Dr. Behbahani, Mr. Baskett, Ms. Chang, Mr. Makhzoumi, Mr. Walker and Mr. Yang is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Mr. Florence and Mr. Mathers is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10001.

(3)

Consists of (i) 180,884 shares of our common stock held by Fidelity Select Portfolios: Biotechnology Portfolio, (ii) 40,253 shares of our common stock held by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (iii) 197,128 shares of our common stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (iv) 250,912 shares of our common stock held by Fidelity Growth Company Commingled Pool and (v) 58,028 shares of our common stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund. All of the foregoing securities are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)

Consists of 276,831 shares of our common stock held by Point72 Biotech Private Investments, LLC, or Point72 Biotech, and 265,826 shares of our common stock held by Point72 Associates, LLC, or Point72 Associates. Differentiated Ventures Investments, LLC, or Differentiated Ventures, is the managing member of Point72 Biotech and may be deemed to share beneficial ownership of the shares held by Point72 Biotech. 72 Investment Holdings, LLC, or 72 Investment Holdings, is the sole member of Differentiated Ventures and may be deemed to share beneficial ownership of the shares of which Differentiated Ventures may be deemed to share beneficial ownership. Steven A. Cohen, or Mr. Cohen, is the sole member of 72 Investment Holdings and may be deemed to share beneficial ownership of the shares of which 72 Investment Holdings may be deemed to share beneficial ownership. Each of Differentiated Ventures, 72 Investment Holdings and Mr. Cohen disclaims beneficial ownership of the shares held by Point72 Biotech. Pursuant to an investment management agreement, Point72 Asset Management, L.P., or Point72 Asset Management, maintains investment and voting power with respect to the shares held by Point72 Associates and therefore may be deemed to share beneficial ownership of such shares. Point72 Capital Advisors, Inc., or Point72 Capital Advisors, is the general partner of Point72 Asset Management and may be deemed to share beneficial ownership of the shares of which Point72 Asset Management may be deemed to share beneficial ownership. Mr. Cohen is the sole member of Point72 Capital Advisors and may be deemed to share beneficial ownership of the shares of which Point72 Capital Advisors may be deemed to share beneficial ownership. Each of Point72 Asset Management, Point72 Capital Advisors and Mr. Cohen disclaims beneficial ownership of the shares held by Point72 Associates. The address for Point72 Biotech and Point72 Associates is c/o Point72, L.P., 72 Cummings Point Road, Stamford, CT 06902.
(5)

Consists of 540,165 shares of our common stock held by Platanus Investment LLC, or Platanus. Xinyi Cai is the director of Platanus and holds voting and dispositive power over the securities owned by Platanus. The address for Platanus is 3 E 3rd Ave, Suite 200, San Mateo, CA 94401.

(6)

Based solely on Schedule 13G jointly filed by Citadel Advisors LLC, or Citadel Advisors, Citadel Advisors Holdings LP, or CAH, Citadel GP LLC, or CGP, Citadel Securities LLC, or Citadel Securities, Citadel Securities Group LP, or CALC4, Citadel Securities GP LLC, or CSGP, and Mr. Kenneth Griffin, or collectively with Citadel Advisors, CAH, CGP, Citadel Securities, CALC4 and CSGP, the Citadel Reporting Persons, with respect to shares owned by Citadel Multi-Strategy Equities Master Fund Ltd., a Cayman Islands company, or CM, Citadel CEMF Investments Ltd., a Cayman Islands limited company, or CCIL, Citadel Securities and CRBU Holdings LLC, a Delaware limited liability company, or CRBH. Citadel Advisors is the portfolio manager for CM and CCIL. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of Citadel Securities and CRBH. CSGP is the general partner of CALC4. Mr. Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. The address of each of the Citadel Reporting Persons is Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.

(7)

Consists of (i) 312,052 shares of our common stock held by Cormorant Global Healthcare Master Fund, LP, or Master Fund, and (ii) 217,118 shares of our common stock held by Cormorant Private Healthcare Fund II, LP, or Fund II. Cormorant Global Healthcare GP, LLC, or Global GP, and Cormorant Private Healthcare GP II, LLC, or Private GP II, serve as the general partner of Master Fund and Fund II, respectively. Cormorant Asset Management, LP serves as the investment manager to Master Fund and Fund II. Bihua Chen serves as the managing member of Global GP, Private GP II and Cormorant Asset Management, LP. Each of Global GP, Private GP II, Cormorant Asset Management, LP and Ms. Chen disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The principal address for the Cormorant Asset Management LP entities is 200 Clarendon Street 52nd Floor, Boston, Massachusetts 02116.

(8)

Consists of 546,225 shares of our common stock held by Mutual Fund Series Trust, on behalf of Eventide. Eventide Asset Management, LLC is the investment advisor to Eventide. Robin C. John is the Chief Executive Officer of Eventide Asset Management, LLC and Finny Kuruvilla, M.D., Ph.D. is a Co-Chief Investment Officer and Managing Director of Eventide Asset Management, LLC. In their corporate capacity for Eventide Asset Management, LLC, Mr. John and Dr. Kuruvilla hold voting and/or dispositive power over the shares held by Eventide. Mr. John and Dr. Kuruvilla disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for Eventide, Mr. John and Dr. Kuruvilla is U.S. Bank Trust Services, Physical Processing, MK-WI S302, 1555 N RiverCenter Drive, Suite 302, Milwaukee, WI 53212.

(9)

Consists of 419,226 shares of our common stock held by Invus Public Equities L.P., or Invus. Invus Public Equities Advisors, LLC, or Invus PE Advisors, controls Invus, as its general partner and accordingly, may be deemed to beneficially own the shares held by Invus. The Geneva branch of Artal International S.C.A., or Artal International, controls Invus PE Advisors, as its managing member and accordingly, may be deemed to beneficially own the shares held by Invus. Artal International Management S.A., or Artal International Management, as the managing partner of Artal International, controls Artal International and accordingly, may be deemed to beneficially own the shares that Artal International may be deemed to beneficially own. Artal Group S.A., or Artal Group, as the sole stockholder of Artal International Management, controls Artal International Management and accordingly, may be deemed to beneficially own the shares that Artal International Management may be deemed to beneficially own. Westend S.A., or Westend, as the parent company of Artal Group, controls Artal Group and accordingly, may be deemed to beneficially own the shares that Artal Group may be deemed to beneficially own. Stichting Administratiekantoor Westend, or the Stichting, as majority shareholder of Westend, controls Westend and accordingly, may be deemed to beneficially own the shares that Westend may be deemed to beneficially own. Mr. Amaury Wittouck, as the sole member of the board of the Stichting, controls the Stichting and accordingly, may be deemed to beneficially own the shares that the Stichting may be deemed to beneficially own. The address for Invus and Invus PE Advisors is 750 Lexington Avenue, 30th Floor, New York, NY 10022. The address for Artal International, Artal International Management, Artal Group, Westend and Mr. Wittouck is Valley Park, 44, Rue de la Vallée, L-2661, Luxembourg. The address for the Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands. The address for Invus is 750 Lexington Avenue, New York, NY 10022.
(10)

Consists of (i) 4,613 shares of our common stock held by The Ram Aiyar Irrevocable Trust, or the Trust, and (ii) 177,007 shares of our common stock underlying options that are exercisable or will become exercisable within 60 days of April 17, 2024. The address of the Trust is c/o Steven M. Burke, P.O. Box 326, Manchester, NH 03105.

(11)	Consists of (i) 35,114 shares of our common stock and (ii) 78,369 shares of our common stock underlying options that are exercisable or will become exercisable within 60 days of April 17, 2024.
(12)	Consists of (i) 22,150 shares of our common stock and (ii) 35,876 shares of our common stock underlying options that are exercisable or will become exercisable within 60 days of April 17, 2024.
(14)	Consists of 21,244 shares of our common stock underlying options that are exercisable or will become exercisable within 60 days of April 17, 2024.
(13)	Consists of 42,667 shares of our common stock underlying options that are exercisable or will become exercisable within 60 days of April 17, 2024.
(15)	Consists of (i) 61,877 shares of our common stock and (ii) 390,710 shares of our common stock underlying options that are exercisable or will become exercisable within 60 days of April 17, 2024.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, filed by such reporting persons and/ or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2023, all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% percent of a registered class of our equity securities under the Exchange Act were met in a timely manner except for (i) two late Form 4 filings for David L. Lucchino with respect to the vesting of his restricted stock units, or RSUs, and two sales to cover tax withholding obligations in connection with the vesting of the RSUs and (ii) one late Form 4 filing for Richard J. Mitrano with respect to one sale required to cover tax withholding obligations in connection with the vesting of RSUs pursuant to a Rule 10b5-1 trading plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2023 and discussed them with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm.

The audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, Ernst & Young LLP provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

By the audit committee of the board of directors of Korro Bio, Inc.

Timothy Pearson

Nessan Bermingham

Jean-Francois Formela

The information contained under the heading “Report of the Audit Committee of the Board of Directors” in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing of Korro Bio, Inc. with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, or subject to the liabilities of Section 18 of the Exchange Act.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice of Internet Availability of Proxy Materials or, if requested, the 2023 Annual Report and proxy statement, may have been sent to multiple stockholders in your household unless you have requested otherwise. We will promptly deliver a separate copy of any of the above documents to you if you write or call us at Korro Bio, Inc., One Kendall Square, Building 600-700, Suite 6-401, Cambridge, Massachusetts 02139, Attention: Corporate Secretary, telephone: (617) 468-1999. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR OUR 2025 ANNUAL MEETING

A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than     , 2024. However, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Korro Bio, Inc., One Kendall Square, Building 600-700, Suite 6-401, Cambridge, Massachusetts 02139, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2025 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 11, 2025 and no later than March 13, 2025.

In addition, in order to comply with the universal proxy rules, if you intend to solicit proxies in support of director nominees other than our nominees, you must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2025. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

The chair of the annual meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by our board of directors for the 2025 annual meeting will confer discretionary voting authority with respect to any proposal (i) presented by a stockholder at that meeting for which we have not been provided with timely notice and (ii) made in accordance with our bylaws, if (x) the 2025 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, and (y) the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

Ram Aiyar, Ph.D.

President and Chief Executive Officer

Appendix A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

KORRO BIO, INC.

Korro Bio, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That Article SEVENTH the Restated Certificate of Incorporation be and hereby is deleted in its entirety and the following inserted in lieu thereof:

“SEVENTH: Limitation of liability shall be provided as follows:

1. Directors. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

2. Officers. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of officers for breaches of fiduciary duty, no officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as an officer, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any officer of the Corporation for or with respect to any acts or omissions of such officer occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. For purposes of this Article SEVENTH, “officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).”

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this     day of    , 2024.

KORRO BIO, INC.

By:
Ram Aiyar
President and Chief Executive Officer

PRELIMINARY COPY – SUBJECT TO COMPLETION

Scan QR for digital voting Korro Bio, Inc. For Stockholders of record as of April 17, 2024 Tuesday, June 11, 2024 1:30 PM, Eastern Time Annual Meeting will be held via live the internet—please visit www.proxydocs.com/KRRO for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Eastern Time, June 10, 2024. Internet: www.proxypush.com/KRRO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-390-5362 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/KRRO. and/or participate at www.proxydocs.com/KRRO. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Ram Aiyar and Vineet Agarwal, or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them, to vote all the shares of common stock of Korro Bio Inc. that the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote each in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR ALL OTHER PROPOSALS. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Korro Bio, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of two Class II directors nominated by our board of directors, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders; FOR WITHHOLD 1.01 Ali Behbahani FOR #P2# #P2# 1.02 Timothy Pearson FOR #P3# #P3# FOR AGAINST ABSTAIN 2. Approval of an amendment to our Restated Certificate of Incorporation to limit the liability of FOR certain officers as permitted by amendments to Delaware law; #P4# #P4# #P4# 3. Ratification of the appointment of Ernst & Young LLP as our independent registered public FOR accounting firm for the fiscal year ending December 31, 2024; #P5# #P5# #P5# 4. Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/KRRO. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date